                                                                    EXHIBIT 10.1

                                AIRCRAFT N303FL

________________________________________________________________________________

                           OPERATING LEASE AGREEMENT

                         DATED AS OF NOVEMBER 1, 1996

                                    BETWEEN


                           FRONTIER AIRLINES, INC.,
                                   AS LESSEE


                                      AND


                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                 NOT INDIVIDUALLY BUT SOLELY AS OWNER TRUSTEE
                                   AS LESSOR
                               -----------------

                       ONE BOEING MODEL 737-3M8 AIRCRAFT

________________________________________________________________________________

     To the extent, if any, that this Operating Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Operating Lease Agreement may be created through the transfer or possession of any counterpart other than the original.


                       Vedder, Price, Kaufman & Kammholz
                               Chicago, Illinois



CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT AND IS BEING FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               TABLE OF CONTENTS
                               -----------------

                                                                                                       Page
                                                                                                       ----
SECTION 1.   Definitions..............................................................................     -1-

SECTION 2.   Notice of Delivery Date; Acceptance and Leasing of Aircraft; Conditions..................     -1-
     (a)     Notice of Delivery Date..................................................................     -1-
     (b)     Agreement to Lease.......................................................................     -1-
     (c)     Delivery Conditions; Inspections.........................................................     -1-
     (iii)   Demonstration Flight.....................................................................     -2-
     (iv)    Final Ground Check.......................................................................     -2-
     (v)     Technical Acceptance.....................................................................     -3-
     (vi)    Indemnification..........................................................................     -3-
     (vii)   Initial Maintenance Visit................................................................     -3-
     (d)     Changes in Delivery Date; Limitation of Lessor's Obligation to Deliver Aircraft..........     -3-
     (e)     Conditions...............................................................................     -4-
             (1)     Conditions Precedent to the Obligations of Lessor................................     -4-
             (2)     Conditions Precedent to the Obligations of Lessee................................     -7-

SECTION 3.   Term and Rent............................................................................     -8-
     (a)     Term.....................................................................................     -8-
     (b)     Basic Rent...............................................................................     -8-
     (c)     Supplemental Rent........................................................................     -8-
     (d)     Payments in General......................................................................     -8-
     (e)     Security Deposit.........................................................................     -9-

SECTION 4.   Representations, Warranties and Covenants................................................    -11-
     (a)     Lessee's Representations, Warranties and Covenants.......................................    -12-
     (b)     Covenants of Lessee......................................................................    -14-
             (i)     Maintenance of Corporate Existence...............................................    -14-
             (ii)    Payment of Taxes.................................................................    -15-
             (iii)   Financial Covenant...............................................................    -15-
             (iv)    Permits and Licenses.............................................................    -15-
             (v)     Compliance with Laws.............................................................    -15-
             (vi)    Further Acts.....................................................................    -15-
             (vii)   Reporting Requirements...........................................................    -15-
             (viii)  Maintain Certificates, Consents, etc.............................................    -15-
             (ix)    Notification.....................................................................    -15-
             (x)     Records..........................................................................    -16-

SECTION 5.   Return of the Aircraft...................................................................    -16-

     (a)     Return of the Aircraft; Condition Upon Return............................................    -16-
     (b)     Manuals..................................................................................    -16-
     (c)     Cooperation..............................................................................    -16-
     (d)     Extension of Term Due to Conditions upon Return..........................................    -17-
     (e)     Non-Compliance...........................................................................    -17-
     (f)     Aircraft Documents.......................................................................    -17-

SECTION 6.   Liens....................................................................................    -18-

SECTION 7.   Registration, Maintenance and Operation; Possession; Insignia............................    -18-
     (a)     (1)     Registration and Maintenance.....................................................    -18-
             (2)     Operation and Use................................................................    -20-
     (b)     Possession...............................................................................    -23-
     (c)     Insignia.................................................................................    -24-
     (d)     Maintenance Reserves.....................................................................    -24-

SECTION 8.   Replacement of Parts; Alterations, Modifications and Additions...........................    -27-
     (a)     Replacement of Parts.....................................................................    -27-
     (b)     Alterations, Modifications and Additions.................................................    -28-

SECTION 9.   [Intentionally Omitted]..................................................................    -29-

SECTION 10.  Loss, Destruction, Requisition, etc......................................................    -29-
     (a)     Event of Loss with Respect to the Aircraft...............................................    -29-
     (b)     Event of Loss with Respect to an Engine..................................................    -29-
     (c)     Application of Payments from Governmental Authorities for Requisition of Title, etc......    -30-
     (d)     Requisition for Use of the Aircraft by the Government of Registry........................    -31-
     (e)     Application of Payments During Existence of Events of Default............................    -31-

SECTION 11.  Insurance................................................................................    -31-

SECTION 12.  Inspection...............................................................................    -34-

SECTION 13.  Assignment; Subject and Subordinate......................................................    -34-

SECTION 14.  Events of Default........................................................................    -35-

SECTION 15.  Remedies.................................................................................    -37-

SECTION 16.  FAA Filing; Tax Indemnity; General Indemnity; etc........................................    -39-
     (a)     FAA Filing...............................................................................    -39-
     (b)     General Tax Indemnity....................................................................    -39-

     (c)     General Indemnity........................................................................    -42-

SECTION 17.  Notices..................................................................................    -43-

SECTION 18.  Net Lease; Set-Off, Counterclaim, etc....................................................    -44-

SECTION 19.  Miscellaneous; Governing Law; Expenses...................................................    -45-

SECTION 20.  Bankruptcy...............................................................................    -46-

APPENDIX A     Definitions

EXHIBIT A      Lease Supplement No. 1

EXHIBIT B      Basis Rent, Stipulated Loss Value and Maintenance Reserves

EXHIBIT B-1    Officer's Monthly Maintenance Reserve Certificate

EXHIBIT C      Form of Acceptance Certificate

EXHIBIT D-1    Aircraft Documents on Delivery Date

EXHIBIT D-2    Aircraft Documents on Return Date

EXHIBIT E      Return Conditions

EXHIBIT E-1    Return Certificate

EXHIBIT F      Insurance Requirements

EXHIBIT G      Reporting Requirements

EXHIBIT H      Delivery Conditions

EXHIBIT I      Demonstration Flight Procedures

EXHIBIT J      Form of Letter of Credit

          OPERATING LEASE AGREEMENT, dated as of November 1, 1996, between FRONTIER AIRLINES, INC., a Colorado corporation ("Lessee"), and FIRST SECURITY
                                                  ------
BANK, NATIONAL ASSOCIATION, not individually but solely as trustee under that certain Trust Agreement dated as of November 1, 1996 between itself and Sanwa Business Credit Corporation (the "Lessor").

          SECTION 1.  Definitions.  Unless the context otherwise requires, all
                      -----------
capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A hereto for all purposes of this Lease Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined.

          SECTION 2.  Notice of Delivery Date; Acceptance and Leasing of
                      --------------------------------------------------
Aircraft; Conditions.
--------------------

          (a)  Notice of Delivery Date.  Lessor agrees to give Lessee at least
               -----------------------
three Business Days' prior written notice of the scheduled Delivery Date for the Aircraft, which scheduled Delivery Date shall be, unless otherwise agreed between Lessee and Lessor, a Business Day not later than November 15, 1996.

          (b)  Agreement to Lease. Subject to satisfaction of the conditions set
               ------------------
forth in this Section 2, Lessor hereby agrees to deliver the Aircraft to Lessee at the Delivery Location and to lease the Aircraft to Lessee, and Lessee hereby agrees to accept the Aircraft at the Delivery Location and to lease the Aircraft from Lessor, in each case on the Delivery Date and in the condition specified in Exhibit H, but otherwise in "as is, where is" condition, pursuant to the terms and conditions of this Agreement and the other Operative Documents, the commencement of such leasing to be evidenced by the execution by Lessor and Lessee of the Initial Lease Supplement. Lessee hereby agrees that its execution of the Initial Lease Supplement shall, without further act, constitute unconditional and irrevocable acceptance by Lessee of the Aircraft for all purposes of this Agreement.

          (c)  Delivery Conditions; Inspections.
               --------------------------------

          (i) Lessee and Lessor shall cooperate and use reasonable efforts to ensure that the delivery of the Aircraft from Lessor to Lessee hereunder shall be completed in an efficient and mutually satisfactory manner. Lessor shall use reasonable best efforts to procure that Air Invest complies with Air Invest's obligations with regard to delivery pursuant to the Purchase Agreement. Lessee shall be entitled to participate in the preliminary inspection (the "Preliminary Inspection") relating to the delivery of the Aircraft from Air Invest to Lessor, which inspection shall take place from October 22 to October 27 in Brussels, Belgium (the "Preliminary Inspection Location").

          (ii) (A) Following the Preliminary Inspection, and prior to the Test Flight, and as soon as practicable in accordance with the Purchase Agreement, the Aircraft, including the

Aircraft Documents, shall be made available to Lessee and/or Lessee's agents, representatives and designees (each for purposes of this Section 2(c), an "Inspecting Party") for ground inspection by the Inspecting Parties (the "Second Inspection") at the Preliminary Inspection Location. The Second Inspection shall be for the purpose of determining whether (i) there has been any change in the condition of the Aircraft from its condition at the Preliminary Inspection, and
(ii) the Aircraft meets the redelivery conditions in the Air Invest Lease. The Second Inspection also may, at Lessor's or Lessee's option, include a power assurance run of the Engines. Lessor shall make available to the Inspecting Parties such documentation regarding the condition, use, maintenance, operation and history of the Aircraft during the term of the Air Invest Lease as Air Invest may have access to under the Air Invest Lease.

          (B) Promptly after such inspections, except as otherwise agreed in writing by Lessor and Lessee, any discrepancies from the Aircraft delivery condition requirements set forth in this Section 2, shall be corrected by Air Invest at its cost (Lessor agreeing to use its reasonable best efforts to procure such payment) prior to the demonstration flight described in Section 2(c)(iii).

          (iii)  Demonstration Flight.
                 --------------------

                    (A) Immediately following the correction of any discrepancies pursuant to Section 2(c)(ii), but prior to Lessee's technical acceptance of the Aircraft, Lessee shall participate in a demonstration flight in the Aircraft, which shall be the first two hours of the ferry flight of the Aircraft from the Preliminary Inspection Location to the Delivery Location under the Purchase Agreement, in accordance with such procedures as may be mutually agreed between Lessor and Lessee (including, without limitation, such procedures set forth on Exhibit I) to demonstrate the proper functioning of the Aircraft systems and components within limits and/or guidelines established by the relevant manufacturers, the FAA. Such flight shall continue for a duration of up to two (2) hours. The power assurance run shall be performed immediately prior to the ferry flight.

                    (B) Except as otherwise agreed in writing by the Lessor and Lessee, promptly following such demonstration flight (which for purposes of noting discrepancies shall be considered to be the entire ferry flight) (but subject to completion of the final ground inspection pursuant to Section 2(c)(iv) hereof), any deficiencies from the Aircraft return condition requirements set forth in this Section 2, shall be corrected by Air Invest at its cost (Lessor agreeing to use its reasonable best efforts to procure such payment) prior to the delivery of the Aircraft.

          (iv)  Final Ground Check.
                ------------------

                    (A) Prior to or promptly after the correction of any discrepancies pursuant to Section 2(c)(iii), Lessor shall conduct a final ground check of the Aircraft for the purpose of demonstrating to the reasonable satisfaction of Lessee the operation of the systems that are normally ground-checked by Lessee. The final ground check shall include, without limitation, complete Engine video borescope inspections performed in the presence of the Inspecting Parties (the results of which shall be within manufacturer's limits).

               (B) Promptly after the final ground check, except as otherwise agreed in writing by Lessor and Lessee, any discrepancies from the Aircraft return condition requirements set forth in this Section 2, and any discrepancies that must be corrected in order to comply with the Maintenance Program and the Manufacturer's maintenance manual criteria, shall be corrected by Air Invest at its cost (Lessor agreeing to use its reasonable best efforts to procure such payment) prior to the demonstration flight described in Section 2(c)(iv).

          (v)  Technical Acceptance.  Upon completion of the final ground check
               --------------------
and, unless otherwise agreed in writing by Lessor and Lessee, correction of any discrepancies or deficiencies required to be corrected by Air Invest prior to the Delivery, Lessee shall execute and deliver to Lessor, an Acceptance Certificate in the form attached hereto as Exhibit C which shall, for all purposes hereof, constitute complete, irrevocable and absolute evidence of Lessee's technical acceptance of the Aircraft, except as validly noted in such Acceptance Certificate.

          (vi)  Indemnification.  Without limiting the provisions of Section 9
                ---------------
hereof, Lessee hereby assumes liability for and shall fully indemnify and hold harmless each Indemnified Party on demand and shall keep each Indemnified Party fully indemnified at all times and on an after-tax basis from and against all Expenses arising directly or indirectly from any injuries to or deaths of Lessee's representatives or loss of or damage to property of Lessee or its representatives or designees during the Aircraft delivery (including, without limitation, all inspections and the ferry flight) described in this Section 2(c) except to the extent occasioned by the gross negligence or willful misconduct of such Indemnified Party.

          (vii)  Initial Maintenance Visit.  Lessee shall accept the Aircraft
                 -------------------------
without the Aircraft having undergone a bridging maintenance visit and without having TCAS installed thereon. Immediately following execution and delivery of the Acceptance Certificate pursuant to Section 2(c)(v) hereof, Lessee shall perform, or cause to be performed, a bridging maintenance visit (at which Lessee shall perform, or cause to be performed, all maintenance, modifications and inspections necessary to standardize the Aircraft passenger cabin, cockpit, flight instruments and emergency equipment to the Lessee's configuration and place the Aircraft on Lessee's operating certificate) for the Aircraft in order to integrate the Aircraft onto Lessee's operating certificate and to install TCAS on the Aircraft (the "Initial Maintenance Visit").

          (d)  Changes in Delivery Date; Limitation of Lessor's Obligation to
               --------------------------------------------------------------
Deliver Aircraft.
----------------

          (i) Lessee acknowledges and agrees that Lessor's ability to perform its obligations to deliver the Aircraft in the condition, at the time, at the location and otherwise as specified in this Agreement is dependent upon, among other things, delivery of the Aircraft under, and at the time, at the location and otherwise in accordance with, the Purchase Agreement. Lessee also acknowledges and agrees that Lessor may delay in the delivery of, or fail to deliver, the Aircraft for reasons of Force Majeure.

          (ii) Lessor shall use reasonable efforts to give advance written notice to Lessee of any change in the Delivery Date.

          (iii) Accordingly, if, owing to (y) any delay in the delivery of, or failure to deliver, the Aircraft to Lessee due to a delay in the delivery of the Aircraft to Lessor pursuant to the terms of the Lease and/or (z) reasons of Force Majeure, Lessor shall delay in the delivery of the Aircraft under this Agreement beyond the calendar date specified in the definition of "Delivery Date," then Lessee shall accept delivery of the Aircraft on the first Business Day after such date on which Lessor has possession of the Aircraft at the Delivery Location; provided, however, that if delivery of the Aircraft under this Agreement is delayed beyond the Commitment Termination Date, then either party hereto may, by written notice to the other, terminate this Agreement and each other Operative Document, whereupon neither Lessor nor Lessee shall have any further obligation to the other hereunder or thereunder and any amounts of Basic Rent, and the Initial Deposit and Security Deposit paid by Lessee prior to such termination shall be promptly returned by Lessor to Lessee. In the event of any such delay or any eventual termination of this Agreement, Lessor shall not be responsible for any losses, including loss of profit, costs or Expenses arising therefrom suffered or incurred by Lessee.

          (e)  Conditions.
               ----------

               (1)  Conditions Precedent to the Obligations of Lessor.  The
                    -------------------------------------------------
     obligation of Lessor to lease the Aircraft and the Aircraft Documents to Lessee is subject to the satisfaction on the Delivery Date of the conditions precedent set forth below:

                    (i) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect:

                    (A)  this Lease Agreement;

                    (B) the Initial Lease Supplement (to be delivered on the Delivery Date);

                    (C) the Acceptance Certificate (to be delivered on the Delivery Date); and

                    (D)  the Trust Agreement.

                    (ii) The Lessor shall have received the following, in each case in form and substance reasonably satisfactory to it: a copy of the certificate of incorporation of Lessee and a copy of the general authorizing resolutions of the board of directors (or executive committees) or other reasonably satisfactory evidence of authorization of Lessee certified as of the Delivery Date by the Secretary or an Assistant Secretary of Lessee, which authorize the execution, delivery and performance by Lessee of all the Operative Documents to which it is a party, together with such other documents and evidence with respect to Lessee as Lessor or its counsel may reasonably request in order to establish the consummation of the transactions contemplated hereby, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

                    (iii) All appropriate action required to have been taken prior to the Delivery Date by the Federal Aviation Administration or any governmental or political agency, subdivision or instrumentality of the United States in connection with the transactions contemplated hereby shall have been taken, and all orders, permits, licenses, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated hereby shall have been issued, and all such orders, permits, licenses, waivers, authorizations, exemptions and approvals shall be in full force and effect on the date hereof and on the Delivery Date (no such orders, permits, licenses, waivers, authorizations, exemptions and approvals shall be issued on a temporary basis pending further review by the entity requiring such to be in effect).

                    (iv) On the Delivery Date, (A) the representations and warranties of Lessee contained in Section 4(b) hereof shall be true and accurate as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), (B) no event shall have occurred and be continuing, or would result from the lease of the Aircraft, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default hereunder, and (C) no event shall have occurred that may reasonably be expected to adversely affect the ability of Lessee to perform its obligations under the Operative Documents.

                    (v) Lessor shall have received an opinion from the General Counsel of Lessee, in form and substance satisfactory to it.

                    (vi) Lessor shall have received a certificate signed by the President or any Vice President of Lessee certifying as to the matters with respect to such party specified in clause (iv) above.

                    (vii) Lessor shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to Lessor, as to the due compliance with the terms of Section 11 and Exhibit F hereof relating to insurance with respect to the Aircraft.

                    (viii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any United States or foreign court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any United States or foreign court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Lease or the transactions contemplated hereby and thereby.

                    (ix) No change shall have occurred after the date of execution and delivery of this Lease in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the reasonable opinion of Lessor, would make it a violation of a law or regulations for Lessor to execute, deliver and perform its obligations hereunder or under any other Operative Document to which it is a party.

                    (x) All proceedings taken in connection with the transactions contemplated hereby and by the Operative Documents and all documents and papers relating hereto and thereto shall be reasonably satisfactory to Lessor and its counsel, and Lessor and its counsel shall have received copies of such documents and papers as such Person may reasonably request, in connection herewith and therewith or as a basis for such counsel's closing opinion, all in form and substance satisfactory to Lessor and its counsel.

                    (xi) The Purchase Agreement shall have been executed and delivered and Air Invest shall have delivered the Aircraft to Lessor in accordance with the terms thereof.

                    (xii) The Aircraft shall be registered with the FAA in the name of the Lessor.

                    (xiii) Lessor shall have received an opinion from Daugherty, Fowler & Peregrin, special FAA counsel, in form and substance satisfactory to it.

                    (xiv) Prior to the Delivery Date, Lessee shall have provided to Lessor a written summary of the proposed Maintenance Program and such information reasonably requested by Lessor regarding the proposed Maintenance Program and the minimum equipment list required by the FAA, in each case, for the Aircraft (including, without limitation, evidence that the FAA has approved the Maintenance Program and such minimum equipment list), and Lessor shall have reviewed and approved such summary of the proposed Maintenance Program and such minimum equipment list.

                    (xv) Lessor shall receive from Lessee a good standing certificate from the Secretary of State of Colorado;

                    (xvi) A precautionary Uniform Commercial Code financing statement shall have been executed, delivered and filed by the Lessee.

               The conditions specified in this Section 2(e)(1) are inserted for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor. If any of the said conditions are outstanding on the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee, Lessee shall ensure that such outstanding conditions are fulfilled within such time period as Lessor shall reasonably select and Lessor shall be entitled to treat the failure of Lessee to perform such outstanding conditions within the selected time period as an Event of Default.

               (2)  Conditions Precedent to the Obligations of Lessee.  The
                    -------------------------------------------------
     obligation of Lessee to accept delivery of the Aircraft and the Aircraft Documents under this Lease is subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the conditions precedent set forth below:

                    (i) The Lessor Documents shall have been duly authorized, executed and delivered by Lessor, shall be in full force and effect on the Delivery Date, and a Lessor executed counterpart of each shall have been delivered to Lessee or its counsel.

                    (ii) On the Delivery Date, the representations and warranties of Lessor contained in Section 4(a) hereof shall be true and accurate as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date).

                    (iii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any United States or foreign court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any United States or foreign court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Lease or the transactions contemplated hereby and thereby.

           SECTION 3.  Term and Rent.
                       -------------

           (a) Term.  Unless earlier terminated pursuant to the provisions
               ----
hereof, the Term shall commence on the Delivery Date at the Delivery Time and end on the Lease Expiry Date at the Delivery Time.

           (b) Basic Rent.  Lessee shall pay to Lessor basic rent ("Basic Rent")
               ----------
for the Aircraft in the amount per month equal to the amount set forth on Exhibit B hereto for the Aircraft, payable monthly in advance on the Base Term Commencement Date and the first day of each month thereafter during the Term (each, a "Basic Rent Payment Date"); provided that Basic Rent payable for the period commencing on the Base Term Commencement Date and ending on the last day of the month in which the Base Term Commencement Date occurs shall be an amount equal to the sum of each applicable Basic Rent multiplied by a fraction the numerator of which is the number of days from and including the Base Term Commencement Date to and including the last day of the month in which the Base Term Commencement Date occurred and the denominator is 30 days. The Base Term Commencement Date shall be the date which is 21 days after the Delivery Date. Lessee shall have no obligation to pay Basic Rent for the period from the Delivery Date through (but not including) the Base Term Commencement Date; provided, however, if the Aircraft is put into service by Lessee earlier than forty-two (42) days after the Delivery Date, then Lessee shall pay to Lessor additional Basic Rent on the first Basic Rent Payment Date after Lessee's payment obligation under this Section 3(b) arises for the period from (A) the date which is (x) one-half (1/2) the number of days between the Delivery Date and the date the Aircraft is placed in service after (y) the Delivery Date to
(B) the Base Term Commencement Date, at a rate per day equal to the Daily Rate as set forth in Exhibit B hereto.

          (c)  Supplemental Rent.  Lessee shall pay (or cause to be paid)
               -----------------
promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value, Maintenance Reserves and all other amounts of Supplemental Rent as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee will also pay to Lessor, or to whomsoever shall be entitled thereto, as Supplemental Rent, to the extent permitted by applicable law, interest at the Overdue Rate with respect to any payment of Basic Rent not paid prior to 12:00 p.m., Chicago time, on the date when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid prior to 12:00 p.m., Chicago time, on the date when due for the period until the same shall be paid.

          (d)  Payments in General. All payments of Rent payable to Lessor shall
               -------------------
be made without set-off directly by Lessee by wire transfer of immediately available funds prior to 12:00 p.m., Chicago time, on the date of payment in Dollars, to the following account of the Owner Participant:

               Harris Trust and Savings Bank
               111 West Monroe Street
               Chicago, Illinois  60690
               Account #401-689-5
               ABA #071-000-288
               Ref:   Frontier Airlines, Inc.
               ATTN:  Ida Renaud

or to such other account as the Owner Participant shall direct in a notice to Lessee at least five (5) Business Days prior to the date such payment of Rent is due.

          Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day, then such payment shall be made on the immediately succeeding Business Day without adjustment to the amount of interest which would otherwise be due and owing on the date scheduled for such payment.

          (e)  Security Deposit.
               ----------------

          (i)  Initial Deposit.  Lessee has previously paid to Lessor, as
               ---------------
security for its obligations hereunder, * in cash (the "Initial Deposit"). The Initial Deposit shall be and remain the property of Lessor unless the Delivery Date fails to occur due to (i) the fact that Lessee is not satisfied with the correction of discrepancies noted by it during the Preliminary Inspection pursuant to Section 2(c)(ii) hereof; (ii) Lessor does not purchase the Aircraft pursuant to the Purchase Agreement; or (iii) Lessor does not deliver the Aircraft under this Agreement, in which case Lessor will return the Initial Deposit without interest.

          (ii)  Security Deposit.  Lessee shall on or prior to the Delivery Date
                ----------------
pay to Lessor as security for its obligations hereunder * in immediately available Dollars (the "Security Deposit") (the Initial Deposit to be credited towards Lessee's obligations to make such payment). In lieu of payment of the Security Deposit, Lessee may cause an irrevocable letter of credit substantially in the form of Exhibit I hereto (the "Letter of Credit") issued by a U.S. Money Center Bank (the "Letter of Credit Bank") to be issued in favor of Lessor in an amount equal to * (the "Stated Amount") on the following terms and conditions

          (A) Drawings under any Letter of Credit may be made by Lessor in part or in full upon the occurrence of any of the following (each, a "Drawing Event"):

               (1) if Lessor receives a notice from the Letter of Credit Bank that it will not renew such Letter of Credit, and Lessee fails to provide Lessor with a substitute Letter of Credit in the Stated Amount by the 10th Business Day preceding the day on which the existing Letter of Credit is to expire; or

               (2) if an Event of Default shall have occurred and be continuing.

          (B) Forty-five (45) days after the Lease Expiry Date, and provided Lessee shall have satisfied all of its obligations hereunder (other than potential contingent obligations (of which Lessor has no knowledge) under the indemnity provisions of this Agreement), Lessor shall take any and all actions which Lessee may reasonably request to terminate and return to Lessee any outstanding Letter of Credit.

          (iii) If at any time Lessor makes a drawing on the Letter of Credit in excess of the amount then owing to Lessor hereunder, such excess amount shall be treated as a deposit held by Lessor as security for Lessee's obligations hereunder (such excess amount being referred to herein as the "Letter of Credit Deposit"). In the event of the occurrence of the foregoing, Lessee may obtain a replacement Letter of Credit in an amount equal to the Letter of Credit Deposit. If Lessee obtains such a replacement Letter of Credit and provided that no Default or Event of Default has occurred and is continuing, Lessor shall return the balance of the Letter of Credit Deposit to Lessee.

          (iv) At any time during the Term while a Letter of Credit shall remain outstanding and provided that no Default or Event of Default has occurred and is continuing Lessee shall have the option of providing Lessor with a Security Deposit in the Stated Amount and Lessor will promptly thereafter terminate and return to Lessee the outstanding Letter of Credit.

          (v) Any of the Initial Deposit, the Security Deposit or Letter of Credit Deposit (collectively, the "Deposit") shall be held by Lessor during the Lease Term as security for the full and punctual performance of all of Lessee's obligations to Lessor under this Agreement including, without limitation, satisfaction of the requirements of the condition of the Aircraft at the end of the Lease Term as set forth in Section 7; provided, however, that, if Lessee provides the Letter of Credit in the full amount of the Security Deposit, then, so long as no Event of Default shall have occurred and be continuing, Lessor shall credit the Initial Deposit toward Lessee's payment of Basic Rent on the Deliver Date and, if any amounts remain thereafter, on the next succeeding Basic Rent Date. Lessee acknowledges that Lessor may commingle any Deposit with its general funds. Lessee hereby grants to Lessor a security interest by way of priority security interest in its interest, if any, in any Deposit and hereby charges to Lessor any and all of Lessee's right, title and interest therein, if any, as security for Lessee's obligations hereunder. No interest shall accrue in favor of Lessee in respect of any Deposit held by Lessor. At the end of the Lease Term, upon satisfactory performance by Lessee of all of its obligations hereunder (other than potential contingent obligations (of which Lessor has no knowledge) under the indemnity provisions of this Agreement), Lessor shall refund any remaining Deposit to Lessee. Lessor's obligations in respect of the return of the Deposit and payment of interest shall be those of a debtor of Lessee, not as a trustee or other fiduciary.

          (vi) If an Event of Default shall have occurred and be continuing, Lessor may, but shall not be obliged to, apply the Deposit (or any amount drawn under any Letter of Credit provided hereunder) in whole or in part for the payment of any Rent, indemnities, legal fees and other expenses, insurance and other casualty payments and any other amount owing from time to time by Lessee under this Agreement, for the payment of any loss or damage suffered by Lessor as a result of any Event of Default or utilize the Deposit (or any amount drawn under any Letter of Credit provided hereunder) in whole or in part to perform any of Lessee's obligations under this Agreement or to otherwise remedy any circumstance giving rise to an Event of Default, including in the redelivery condition of the Aircraft, without prejudice to any other remedy of Lessor (it being understood that an application of the Deposit (or amount drawn under a Letter of Credit) shall not constitute a cure of any Event of Default unless and until Lessee shall have complied with the following sentence). In any such event Lessee shall, on demand, restore the Deposit to the Stated Amount by payment to Lessor of an amount in cash equal to such amount or by increasing the amount available to be drawn on any Letter of Credit then held by Lessor pursuant to the foregoing.


          SECTION 4.  Representations, Warranties and Covenants.
                      -----------------------------------------

                  (1) LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSOR AND LESSEE (A) THE AIRFRAME AND EACH ENGINE ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (B) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE ARE SUITABLE FOR ITS PURPOSES, (C) LESSOR IS NOT A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (D) LESSOR HAS NOT MADE, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE, WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT AND THE AIRCRAFT DOCUMENTS UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT AND THE AIRCRAFT DOCUMENTS, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS

LEASE OR OTHERWISE, AND LESSOR, EXCEPT AS EXPRESSLY REPRESENTED HEREIN, WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR ANY PARTICULAR PURPOSE OF THE AIRCRAFT, THE AIRCRAFT DOCUMENTS OR ANY PART THEREOF, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT, THE AIRCRAFT DOCUMENTS OR ANY PART THEREOF, except that Lessor (i) represents and warrants that (x) on the Delivery Date, Lessor has whatever title to the Aircraft and the Aircraft Documents as was conveyed to it pursuant to the Purchase Agreement and (y) it has the power and authority to lease the Aircraft and Aircraft Documents to Lessee pursuant to the terms hereof, and (ii) subject to Section 13 hereof, covenants that it will not, through its own actions, interfere in, or take any action intended to be inconsistent with, Lessee's quiet enjoyment, use, possession or operation of the Aircraft or permit third parties acting under color of claim against Lessor or its predecessors in interest to interfere in, or take any action intended to be inconsistent with, Lessee's quiet enjoyment, use, possession or operation of the Aircraft, in each case unless a Default or an Event of Default has occurred and is continuing.

               (2) Lessor further represents and warrants that as of the Delivery Date:

                    (i) it is a national banking association duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to enter into and perform its obligations under the Lessor Documents;

                    (ii) each of the Lessor Documents has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of or compliance with any of the terms and provisions thereof will violate any federal or Delaware law or regulation or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

                    (iii) each of the Lessor Documents has been duly executed and delivered by it; and

                    (iv) each of the Lessor Documents is a legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its respective terms.

          (a)  Lessee's Representations, Warranties and Covenants.  Lessee
               --------------------------------------------------
hereby represents and warrants to Lessor that:

               (i) Lessee is a corporation duly organized and validly existing in good standing, in accordance with the laws of the State of Colorado and has the corporate power and authority, and all material licenses, rights, permits, certificates, franchises and other privileges, necessary to perform its obligations under this Lease and the other Operative Documents to which it is a party; Lessee is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires; and Lessee is a "citizen of the United States" and an "air carrier" as such terms are defined in 49 U.S.C. Section 40102(a) operating pursuant to operating certificates issued under 49 U.S.C. Sections 41102 and 44705;

               (ii) The execution, delivery and performance by Lessee of this Lease and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Lessee and neither the execution and delivery hereof or thereof nor the consummation of the transactions contemplated hereby and by the other Operative Documents to which it is a party nor compliance by Lessee with any, nor Lessee's performance of all, of the terms and provisions hereof or thereof will contravene or has contravened any judgment or order applicable to or binding on it or any applicable law or conflict with, result in any breach of, or constitute any default under, its corporate charter or by-laws or conflict with, result in the creation of a Lien under, or require the consent of any trustee or creditor pursuant to, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement or instrument to which Lessee is a party or by which it or its assets are bound, which in any such case would have a material adverse effect upon Lessee or its ability to perform its obligations hereunder;

               (iii) Lessee has received and has complied with every necessary consent, approval, order, or authorization of, or registration with, and has given prior notice to, each government body having jurisdiction with respect to the execution and delivery of this Lease and the other Operative Documents to which it is a party, and to perform any of the transactions and obligations contemplated hereby and thereby required to be obtained or given by it, where failure to do so would have an adverse effect upon Lessee or its ability to perform its obligations hereunder;

               (iv) This Lease and the other Operative Documents to which it is or will be a party have been duly executed and delivered by Lessee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute or will constitute legal, valid and binding obligations of Lessee, enforceable against it in accordance with their respective terms, except as enforceability of any Operative Document is subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally;

               (v) Except for the filing for recordation of this Lease and the Lease Supplement with the FAA, no further filing or recording of this Lease, and no further action is necessary, under the laws of the United States, in order to fully protect and establish Lessor's interests in the Aircraft and this Lease as against Lessee or any third party;

               (vi) There are no suits or legal proceedings (including any administrative proceeding) pending or threatened before any court or administrative agency against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations hereunder;

               (vii) Lessee has not taken any corporate action nor have other steps been taken or legal proceedings been started or (to the best of Lessee's knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

               (viii) Lessee is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would have a material adverse effect on its ability to perform its obligations under this Agreement and each other Operative Document to which it is a party;

               (ix) No Default or Event of Default has occurred and is continuing;


               (x) The annual and first quarter financial statements of Lessee dated March 31, 1996 and June 30, 1996 (copies of which were provided to the Lessor) were prepared in accordance with generally accepted accounting principles and consistently applied and give (in conjunction with the notes thereto) a true and fair view of the financial condition of the Lessee at the dates as of which they were prepared and the results of Lessee's operations during the financial year and month then ended;

               (xi) Since publication of the financial statements referred to in
     (x) above, there has been no material adverse change in the business or financial condition of Lessee; and

               (xii) Lessee's chief executive office, as such term is defined in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of Colorado, is located at 12015 East 46th Street, Denver, Colorado 80239.

          (b)  Covenants of Lessee.
               -------------------

               (i)  Maintenance of Corporate Existence.  Lessee will continue to
                    ----------------------------------
operate as a U.S. Air Carrier and will preserve and maintain its corporate existence and its rights, privileges, licenses and franchises material to Lessee's ability to perform its obligations hereunder and under the other Operative Documents in each applicable jurisdiction, and Lessee shall take all actions within Lessee's reasonable control necessary to allow Lessor to become, and remain, throughout the Term, entitled to the benefits of Section 1110 of the United States Bankruptcy Code in any action or proceeding before any court in which Lessee is the debtor;

               (ii)  Payment of Taxes. Lessee will pay or cause to be paid all
                     ----------------
Taxes imposed upon it, or upon its income or profits, or upon any property belonging to it, on or prior to the due date thereof, including any extensions which have been duly obtained or granted except to the extent Lessee has elected in good faith to contest any such Tax with respect to which the failure to pay would not result in a risk of criminal or civil liability for the Lessor or the Owner Trustee or a material risk, of forfeiture of the Aircraft;

               (iii)  Financial Covenant.  [Intentionally Reserved];
                      ------------------

               (iv)  Permits and Licenses. Lessee shall make or obtain, and
                     --------------------

maintain in full force and effect, each and every consent, license, approval, notice, registration, filing or other action with any government body the lack of which would have an adverse effect upon the operation, performance or use of the Aircraft, the Airframe, any Engine or Part or the execution, delivery or performance of this Lease;

               (v)  Compliance with Laws.  Lessee shall comply with all laws and
                    --------------------
regulations from time to time in force in the United States and in any country to, from, in or over which the Aircraft is flown;

               (vi) Further Acts. At its own expense from time to time Lessee
                    ------------
shall do and perform such other and further acts and execute and deliver any and all further instruments as may be required by law or reasonably requested by Lessor to establish, maintain and protect the respective rights and remedies of Lessor and to carry out and give effect to the intents and purposes of this Agreement and the parties hereto;

               (vii)   Reporting Requirements.  Lessee shall comply with the
                       ----------------------
reporting requirements set forth in Exhibit G hereto;

               (viii)   Maintain Certificates, Consents, etc.  Lessee shall
                        -------------------------------------
obtain and maintain all necessary governmental and other certificates, consents, licenses, permits and authorizations and take all action which may be necessary or desirable for the continued due performance of Lessee's obligations under this Agreement and for the use and operation of the Aircraft;

               (ix)   Notification. Lessee shall notify Lessor as soon as
                      ------------
practicable after becoming aware of any loss, theft, damage or destruction of or to the Aircraft (including any Engine) or any Part of any thereof if the potential cost of repair or replacement may exceed $100,000 (One Hundred Thousand Dollars); and

               (x)  Records. Lessee shall keep accurate, complete and current
                    -------
records in English of all flights made by the Aircraft during the Term and all records required pursuant to Section 7(a)(1) hereof. Such records shall be kept in such manner as the FAA may from time to time require (including, without limitation, pursuant to any applicable FARs). Upon Lessor's request, Lessee shall provide Lessor and/or Lessor's technical advisor access to complete updated copies of all such records and to the Maintenance Program; and Lessor and/or Lessor's technical advisor may, at Lessor's cost and expense, make copies or reproductions of any thereof, provided, however, with respect to the Maintenance Program, Lessor and any of Lessor's technical advisors shall deliver, or cause to be delivered, a confidentiality agreement with regard thereto in form and substance reasonably satisfactory to Lessee (which agreement shall, however, allow access to such records and Maintenance Program for the purposes of performing maintenance in regard to the Aircraft or for the purpose of transitioning the Aircraft to another operator's maintenance program at the end of the Term).

          SECTION 5.  Return of the Aircraft.
                      ----------------------

          (a)  Return of the Aircraft; Condition Upon Return.  On the expiration
               ---------------------------------------------
or earlier termination of this Lease with respect to the Aircraft, Lessee will (at Lessee's sole expense) return the Aircraft, together with the Aircraft Documents with respect thereto, to Lessor at such location in the continental United States as shall be notified to Lessee by Lessor (any such location being herein called the "Return Location"). At the time of any such return the
                   ---------------
Aircraft to be returned shall be in compliance with Exhibit E hereto and the parties hereto shall execute the Return Certificate attached as Exhibit E-1 hereto. In the event that the Airframe (with respect to the next "D" Check or its equivalent under the Maintenance Program), either Engine, any landing gear or life limited or time controlled part shall have less than their required amount of time remaining (based upon Exhibit E hereto), an economic adjustment based upon Lessee's historical maintenance costs shall be negotiated. The appropriate Maintenance Reserve Account balances shall be available to the Lessee to comply with this paragraph.

          (b)  Manuals.  Upon the return of the Aircraft upon any termination of
               -------
this Lease with respect to such Aircraft in accordance with paragraph (a) of this Section 5, Lessee shall deliver or cause to be delivered to Lessor all Aircraft Documents and any other logs, manuals, drawings and data and inspection, maintenance, modification and overhaul records required to be maintained during the Term (in each case in English) by the FAA. In addition, Lessee shall re-assign to Lessor, at the expense of Lessee, the benefit of any manufacturer's warranty which has been assigned to Lessee with respect to the Aircraft.

          (c)  Cooperation. During the Term, with reasonable notice, Lessee will
               -----------
cooperate, at Lessor's cost, in all reasonable respects with the efforts of Lessor to sell or lease (after expiration of the applicable Term) the Aircraft and the Aircraft Documents and the documents referred to in Section 5(b) with respect thereto, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft and the Aircraft Documents, and the documents referred to in Section 5(b) with respect thereto, all in accordance with Section 12 hereof. In addition, if Lessor requests at any time prior to or after the end of the applicable Term (but in any event within 90 days after the end of the applicable Term), Lessee will, at Lessor's expense, assist Lessor in transitioning the Aircraft to the next operator's maintenance program, provided, however, such assistance shall not disrupt Lessee's operation of the applicable Aircraft or otherwise unreasonably interfere with the business or operations of the Lessee.

          (d)  Extension of Term Due to Conditions upon Return.  Should
               -----------------------------------------------
redelivery of the Aircraft and the Aircraft Documents and the documents referred to in Section 5(b) with respect thereto from Lessee to Lessor be delayed (which delay shall be deemed to have occurred until Lessee shall have complied with all of the return conditions set forth in this Section 5 and Exhibit E with respect to the Aircraft) beyond the date required by the terms of this Lease, all of Lessee's obligations under this Lease with respect to the Aircraft will remain in full force and effect, including, without limitation the obligation (subject to Section 5(e) hereof) to pay Rent hereunder with respect to the Aircraft; provided, however, that Lessee shall pay Basic Rent for the Aircraft during any extension pursuant to this Section 5(d) at a rate equal to 150% of the Basic Rent that was payable by Lessee immediately prior to the scheduled return date of the Aircraft.

          (e)  Non-Compliance.  To the extent that, at the time of the Final
               --------------
Inspection of the Aircraft, the condition of the Aircraft and the Aircraft Documents or the documents referred to in Section 5(b) with respect to the Aircraft does not comply with this Section 5 and Exhibit E, Lessee will, at its sole cost and expense, diligently proceed to rectify any defect or non-compliance as promptly as practicable (and in any event within thirty (30) days) to Lessor's reasonable satisfaction; and the Term will be automatically extended and this Lease will remain in full force and effect as provided in Section 5(d) above with respect to the

Aircraft. If Lessee shall not have rectified any such defect or non-compliance within such thirty day period, Lessee shall, upon expiration of such thirty day period (unless Lessor shall request an earlier redelivery), redeliver the Aircraft and the Aircraft Documents and the documents referred to in Section 5(b) with respect thereto to Lessor and Lessor shall, at Lessee's sole expense, diligently proceed to rectify such defect or non-compliance to Lessor's reasonable satisfaction and the applicable Term will be automatically extended and this Lease will remain in full force and effect as provided in Section 5(d) above until the date on which such defect or non-compliance has been so rectified.

          (f)  Aircraft Documents.  Prior to the Return Date of the Aircraft and
               ------------------
upon Lessor's request, Lessee will provide Lessor or its representative or any prospective lessee or purchaser of the Aircraft access to the Aircraft Documents and the documents referred to in Section 5(b) with respect to the Aircraft, in order to facilitate the transition, integration and bridging of the Aircraft into any subsequent operator's fleet, and any thereof shall have the right to make copies, at their expense, of such Aircraft Documents and the documents referred to in Section 5(b) hereof.

          SECTION 6.  Liens.  Lessee will not directly or indirectly create,
                      -----
incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor and Lessee as herein provided and any other rights existing pursuant to the Operative Documents, (ii) Lessor Liens, (iii) Liens for Taxes of Lessee not yet due and (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of Lessee's business securing obligations that are not overdue for a period of more than 30 days so long as during such 30-day period there is not any material risk of the sale, forfeiture or loss of any Airframe or any Engine or any interest in any thereof. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

          SECTION 7.  Registration, Maintenance and Operation; Possession;
                      ----------------------------------------------------
Insignia.
--------

          (a)  (1)  Registration and Maintenance.  Lessee shall, at its sole
                    ----------------------------
cost and expense, except as otherwise explicitly set forth below, commencing on the Delivery Date and through the balance of the Term:

          (i) cause the Aircraft to remain duly registered in the name of Lessor with the FAA, the responsibility (including the cost except as expressly provided for herein) of maintaining such registration will be Lessee's, provided, however, that Lessor shall, at Lessee's expense, execute and deliver all such documents as Lessee may reasonably request for the purpose of maintaining and continuing such registration;

          (ii) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (including, without limitation, the Airframe, Engines, Parts, APU and landing gear of the Aircraft):

               (w) so as to keep the Aircraft in as good an operating condition as when delivered by Lessor to Lessee hereunder (or, if better, the condition immediately following the Initial Maintenance Visit), ordinary wear and tear excepted, and so as to keep the Aircraft in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times (other than when the Aircraft is undergoing maintenance by an FAA-approved maintenance provider) with the FAA,

               (x) in compliance with (I) the Maintenance Program (Lessee shall not change the Maintenance Program unless, if Lessee contemplates a change in the Maintenance Program, Lessee shall, subject to the proviso contained in Section 4(b)(x) hereof, provide a copy of the new proposed program specifications to Lessor, certified as true and correct by Lessee at least fifteen (15) Business Days prior to implementation of the same and Lessor does not object to such change within such fifteen (15) Business Day period) and providing for the inspection of corrosion and the cleaning, repair and treatment thereof in accordance with the corrosion treatment and correction criteria as specified by the FAA approved corrosion prevention and control program applicable to 737 Aircraft; (II) all manufacturer's mandatory service bulletins applicable to 737 aircraft requiring compliance pursuant to
          Section 7(a)(3) hereof, and (III) all applicable Airworthiness Directives issued by the FAA with an effective date requiring compliance pursuant to Section 7(a)(3) hereof;

               (y)   *

               (z) in substantially the same manner as Lessee maintains, services, repairs and overhauls similar aircraft and engines operated by Lessee and without in any way discriminating against the Aircraft whether by reason of the leased status thereof or otherwise, including, without limitation, in regard to compliance with Airworthiness Directives;

          (iii) not install replacement components with excessive wear or having an inferior value, utility or modification status or exchange components on or in the Aircraft when the Aircraft is about to be returned to Lessor for other aircraft components in Lessee's possession for use on aircraft that will remain in Lessee's possession after such return to reduce or avoid future maintenance requirements on such aircraft; and

          (iv) maintain, or cause to be maintained during the Term (as applicable to the Aircraft), in English, all Aircraft Documents and other records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or that are required to be returned with the Aircraft pursuant to Section 5(b) hereof (which Aircraft Documents, records, logs and other materials shall, as between Lessor and Lessee and all parties claiming through Lessee, be kept at Lessee's maintenance facilities in Denver, Colorado (or such other single location as Lessee may designate in writing to Lessor), but shall be the property of Lessor; provided, however, that the Aircraft Documents and other documents referred to in Section 5(b) hereof with respect to the Aircraft shall become the property of Lessee only upon the occurrence of an Event of Loss with respect to the Aircraft and Lessee's compliance with Section 10 hereof with respect to the Aircraft.

          (2)  Operation and Use.  From and after the Delivery Date and for the
               -----------------
balance of the Term:

          (A) Lessee will not maintain, use, service, repair, overhaul or operate the Aircraft or any Aircraft Documents (aa) in violation of the rules and regulations of the FAA or any other law or any rule, regulation, treaty, order or certificate of any government or governmental authority having jurisdiction over the Aircraft or the Aircraft Documents, or an owner or operator in respect thereof (including without limitation, any country to, from, in or over which the Aircraft is flown), (bb) in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority or (cc) contrary to any recommendation of the manufacturer of the Airframe, the Engines or any Part of any thereof.

          (B) Lessee shall ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft shall have such qualifications and hold such licenses as are required by applicable law.

          (C) Lessee shall use the Aircraft solely in commercial passenger operations and shall not use or permit the Aircraft to be used for any purpose for which it is not designed or reasonably suitable.

          (D) Lessee shall not use the Aircraft for the carriage of (i) whole animals living or dead except in the cargo compartments according to I.A.T.A. regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare and safekeeping of the animal; (ii) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the "Restriction of Goods" schedule issued by I.A.T.A. from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled; or (iii) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the insurance required by or obtained pursuant to the terms of this Lease.

          (E) Lessee will not cause or permit the Aircraft to proceed to, or remain at, any locations which are the subject of a prohibition order (or any similar order or directive) by the federal government of the United States or the United Nations.

          (F) Lessee will not knowingly do or permit to be done anything which may expose the Aircraft or any part thereof to penalty, forfeiture, seizure, arrest, impounding, detention, confiscation, taking in execution, attachment, appropriation or destruction nor abandon the Aircraft or any part of any thereof and, if any such penalty, forfeiture, seizure, arrest, impounding, detention, confiscation, taking in execution, attachment or appropriation shall occur, Lessee shall give Lessor immediate notice thereof and shall procure the immediate release of the Aircraft, or the relevant part therefrom.

          (G) Lessee will promptly pay or procure that all license and registration fees, charges and all Taxes of any nature (together with any penalties, fines or interest thereon) assessed or demanded by any government or any revenue authority, upon or with respect to the delivery, leasing, possession, use, operation or return of the Aircraft by Lessee are promptly paid, and shall immediately provide Lessor, upon Lessor's request (no more often than quarterly), with an itemized statement of all such fees, charges or taxes outstanding as applied as of the date of such request.

          (H) Lessee will, on request of Lessor, furnish to Lessor evidence satisfactory to Lessor that all charges incurred by Lessee with respect to the Aircraft, including, without limitation, all payments due to any air navigation control authorities, have been paid and discharged in full.

          (I) Lessee will not at any time

(i) represent or hold out Lessor or Owner Participant as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee or (ii pledge the credit of Lessor or Owner Participant.

          (J) Lessee will obtain or procure the obtaining of all and any necessary certificates, licenses, permits and authorizations required for the use and operation of the Aircraft, and for the making of payments required by, and the compliance by Lessee with its other obligations under, this Lease and will maintain each thereof or procure that each thereof is maintained in full force and effect for so long as the same shall be required.

          (K) Lessee will, upon Lessor's request, keep Lessor, and if required by the insurances required hereby, Lessee's insurers, informed as to current engine serial numbers of the Engines and any engines installed on the Aircraft in accordance with the provisions hereof, and the location of any Engine for the time being not installed on the Airframe.

          (L) Except as provided in Sections 7(b) and 10(b) hereof, Lessee shall ensure that any Engine which is not installed on an Airframe is being diligently repaired and shall keep any such Engine properly and safely stored and free from Liens. Lessee may install (or cause to be installed) on the Aircraft any Acceptable Alternate Engine not owned by Lessor if an Engine is undergoing maintenance work as provided in Section 7(b) hereof and no other Engine is available for installation on such Aircraft; provided, however, that as promptly as practicable after the completion of
     --------  -------
     such maintenance in respect of such Engine, Lessee shall reinstall (or shall cause the reinstallation of) such Engine on such Aircraft.

          (M) Lessee shall ensure that the Aircraft is operated only in such countries as the Lessee is permitted by applicable law. Lessee will not operate the Aircraft (or allow the Aircraft to be on the ground), or suffer or permit any Person to operate the Aircraft (or suffer or permit any Person to keep the Aircraft on the ground), in or to any areas excluded from coverage by any insurance required to be maintained by the terms of
     Section 11 hereof.

          (N) Lessee shall at all times comply with all requirements of all insurance policies required to be maintained pursuant to Section 11 hereof and not take any actions that would have the effect of voiding any such policy.

          (3)  Airworthiness Directives. Lessee agrees to comply with all
               ------------------------
Airworthiness Directives which become due during the Term or are otherwise required to be performed on the Aircraft within twelve (12) months following the end of the Term (or, if such Airworthiness Directives shall relate to a cycle or hour standard, the proportionate cycle or hour equivalent thereof). All Airworthiness Directives shall be accomplished in strict compliance with all issuing agency's specific instructions. Lessee shall include within the Aircraft Documents all documentation necessary to establish the source data, method of compliance, verification of accomplishment, quality assurance, and all schedules of recurring action of any Airworthiness Directive.

          (4)  Service Bulletins. Lessee agrees, at its sole cost and expense,
               -----------------
to incorporate into the Aircraft all those Airframe and Engine manufacturer and other vendor service bulletins (other than "alert" service bulletins, it being understood that "alert" service bulletins are Airworthiness Directives) which Lessee plans to adopt during the Term for the rest of its 737 aircraft fleet. The Aircraft, with respect to the rest of Lessee's fleet, shall not be discriminated against in service bulletin compliance or other maintenance matters.

          (5)  Corrosion Control.  Lessee shall adopt and incorporate in the
               -----------------
Maintenance Program specific measures for the control of corrosion in conformance with the Airframe manufacturer's corrosion prevention manual, and shall carry out such work as may be required to comply therewith, including without limitation, periodic inspections by penetration of fuel tanks, periodic inspection and clean-up under cargo areas and periodic treatment of all mild and moderate corrosion and correcting of all severe or exfoliated corrosion in accordance with the Maintenance Program.

          (b)  Possession.  Lessee will not sublease or otherwise in any manner
               ----------
deliver, transfer or relinquish possession of any Airframe or any Engine or install or permit any Engine to be installed on any airframe other than an Airframe; provided that, so long as no Default or Event of Default shall have occurred and be continuing at the time of such delivery, transfer or relinquishment of possession or installation, and so long as the action to be taken shall not deprive Lessor of its title or its interest to any of the Equipment, Lessee may:

               (i) deliver temporary possession and control of any Airframe or any Engine or Part to the manufacturer thereof for testing, service, maintenance, overhaul or repair or, to the extent permitted by Section 8, for modifications or additions;

               (ii) install an Engine on an airframe owned by the Lessee free and clear of all Liens except Permitted Liens;

               (iii) install an Engine on an airframe leased to the Lessee or owned by the Lessee and subject to a security agreement under which the Lessee is the debtor, provided that (A) such airframe is free and clear of
                           -------- ----
     all Liens except the rights of the parties to such lease or security agreement and except Permitted Liens, and (B) such lessor or secured party shall not acquire any right, title or interest in such Engine; and

               (iv) in the ordinary course of testing, servicing, maintenance, repair or overhaul, remove any Part from an Airframe or any Engine,

     provided that the Lessee replaces such Part as promptly as possible with a
     --------
     Part which has a value and utility at least equal to the Part being replaced and is owned by the Lessee free and clear of all Liens except Permitted Liens (it being understood that any Part, prior to its installation on the Aircraft may have been (but will not upon installation
     be) leased by Lessee under the terms of a parts lease agreement which permits an exchange of ownership of parts); and any such replacement Part shall thereby become subject to this Lease without necessity of further act; provided, however, that any Part removed from an Airframe or any
          --------
     Engine for such purpose shall remain subject to this Lease until replaced by a replacement Part as provided above in this clause (iv).

No transfer of possession or control or other right afforded the Lessee pursuant to this Section 7(b) shall in any manner affect any of the obligations of the Lessee under this Lease or under the other Operative Documents, which obligations shall remain primary and shall continue to the same extent as in the absence of such transfer or other right. In the event that the Lessor shall have received a written agreement or existing security agreement or lease complying with the terms of clause (iii) of this Section 7(b), the Lessor hereby agrees for the benefit of the lessor or secured party furnishing such agreement that the Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any engine owned by such lessor or in which such secured party has a security interest by reason of such engine being installed on the Airframe.

          (c)  Insignia.  Lessee agrees to affix and maintain (or cause to be
               --------
affixed and maintained) in the cockpit of the Airframe adjacent to the registration certificate therein and on each Engine a nameplate (no smaller than 5" x 7") bearing the inscription:

          "This [Aircraft]/[Engine] is owned by First Security Bank, National Association, not individually but solely as Owner Trustee."

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor, as permitted under the Operative Documents).

          Except as above provided, Lessee will not allow the name of any Person to be placed on any Airframe or any Engine as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit Lessee from placing its customary colors and insignia on any Airframe or any Engine.

          (d)  Maintenance Reserves.  In addition to installments of Basic Rent,
               --------------------
Lessee shall pay maintenance reserves monthly in arrears in an amount equal to the amount set forth on Exhibit B hereto under the heading ""D" Check Maintenance Reserves" per Hour of operation (or portion thereof) of the Airframe (the ""D" Check Maintenance Reserves"), plus the amount set forth on Exhibit B hereto under the heading "Landing Gear Maintenance Reserves" per Hour (or portion thereof) of the Airframe (the "Landing Gear Maintenance Reserves"), plus the sum of the amount set forth on Exhibit B hereto under the heading "Life Limited Parts Maintenance Reserves" per Hour (or portion thereof) of each of the Engines (the "Life Limited Parts Maintenance Reserves"), plus the amount set forth on Exhibit B hereto under the heading "Engine Maintenance Reserves" per Hour (or portion thereof) of each of the Engines (the "Engine Maintenance Reserves"; and the "D" Check Maintenance Reserves, the Engine Maintenance Reserves, the Life Limited Parts Maintenance Reserves and the Landing Gear Maintenance Reserves hereinafter may be referred to collectively as the "Maintenance Reserves"). Each of the amounts set forth opposite "D" Check Maintenance Reserves, Engine Maintenance Reserves, Landing Gear Maintenance Reserves and Life Limited Parts Maintenance Reserves on Exhibit B is subject to revision by Lessor on each anniversary of the Delivery Date based upon (A) changes in actual maintenance cost, changes in the hourly earnings index (SIC Code 3721), and the industrial commodities index, each index as published by the U.S. Department of Labor, Bureau of Labor Statistics and (B) changes in

Lessee's operating Hours to Cycles ratio from 1.75 Hours to 1 Cycle (or such ratio as was used for the previous years adjustment). On the tenth day of each calendar month during the Term (or, if such date is not a Business Day, then the next preceding Business Day), Lessee shall (i) transmit to Lessor an officer's certificate in the form of Exhibit B-1 attached hereto setting forth the actual number of Hours of operation of the Airframe and each Engine during the immediately preceding month and the calculation of the Maintenance Reserves payable with respect to such operation and (ii) pay Lessor on or before such date, in the manner set forth in Section 3(d) hereof, the applicable Maintenance Reserves for such period. The "D" Check Maintenance Reserves shall be paid into the "D" Check Maintenance Account, the Engine Maintenance Reserves for each Engine shall be paid into separate Engine Maintenance Accounts, the Landing Gear Maintenance Reserves shall be paid into the Landing Gear Maintenance Account and the Life Limited Parts Maintenance Reserves shall be paid into the Life Limited Parts Maintenance Account (the "D" Check Maintenance Account, the Engine Maintenance Accounts, the Landing Gear Maintenance Account and the Life Limited Parts Maintenance Account may be referred to collectively as the "Maintenance Accounts"). Lessor shall note all deposits and disbursements from each Maintenance Account and, within 10 days following Lessor's receipt of each officer's certificate specified in clause (i) above, shall provide Lessee a report of all such deposits and disbursements during the preceding calendar month and setting forth the amount of Maintenance Reserves attributable to each of the Maintenance Accounts at the end of such calendar month, which report shall be conclusive absent manifest error by Lessor in producing such report.

          As used herein, the terms ""D" Check Maintenance Account", "Engine Maintenance Accounts", "Landing Gear Maintenance Account" and Life Limited Parts Maintenance Account" (collectively the "Reserve Accounts"), shall mean accounts kept by Lessor (or Owner Participant) on its books in which Lessor (or Owner Participant) notes the deposits and disbursements from the respective Reserve Account (or subaccount thereof). Lessor (or Owner Participant) need not segregate the monies deposited in such Reserve Accounts (or subaccount thereof) and may instead commingle such monies with its own funds. Interest accrued on the Reserve Accounts shall be for the account of the Lessor and shall not be available for drawdown by the Lessee.

          So long as no Default or Event of Default then exists, and no Event of Loss shall have occurred, but subject to the provisions of the next following paragraph, Lessor shall distribute funds deposited in the Maintenance Accounts as follows:

          (a) funds deposited in the "D" Check Maintenance Account shall be disbursed by Lessor to reimburse Lessee for its costs in performing, or causing to be performed, a "D" Check maintenance visit required to be performed during the Term pursuant to the Maintenance Program;

          (b) funds deposited in a specific Engine Maintenance Account shall be disbursed by Lessor to reimburse Lessee for its costs in performing, or causing to be performed, Engine maintenance visits required to be performed on the applicable Engine only during the Term pursuant to the Maintenance Program; provided, however, that any funds deposited in the Engine Maintenance Accounts shall not be used to pay for replacing life limited parts;

          (c) funds deposited in the Landing Gear Maintenance Account shall be disbursed by Lessor to reimburse Lessee for its costs in performing, or causing to be performed landing gear shop visits required to be performed during the Term pursuant to the Maintenance Program; and

          (d) funds deposited in the Life Limited Parts Maintenance Account shall be disbursed by Lessor to reimburse Lessee for its costs in replacing, or causing to be replaced, life limited parts installed on the Engine (except to the extent such replacement is as the result of improper maintenance or misuse, off-wing engine mishandling or foreign object damage, with respect to which Lessee shall be solely responsible).

          Except as explicitly set forth herein, Lessor shall not be required to reimburse Lessee for the payment of any costs incurred to the extent that the amounts in the appropriate Maintenance Account shall be insufficient to reimburse Lessee for its costs to which it would otherwise be entitled to reimbursement from such Maintenance Account, nor shall Lessor be required to pay or reimburse Lessee for the cost of work related to improper maintenance or misuse, off-wing engine mishandling or foreign object damage, all such costs relating to such work to be solely for Lessee's account. Notwithstanding the foregoing, Lessor agrees that it shall reimburse Lessee for the following: (i)
* of costs incurred by Lessee in performing, or causing to be performed, the first "D" Check maintenance visit for the Airframe during the Term to the extent there are insufficient funds in the "D" Check Maintenance Account to otherwise
reimburse Lessee; (ii)   *    of costs incurred by Lessee in performing, or
causing to be performed, the first Engine Maintenance Visit for the Engine bearing manufacturer's serial number 724892 to the extent there are insufficient funds in the Engine Maintenance Account to otherwise reimburse Lessee; and (iii)
* of costs incurred in performing, or causing to be performed, the first Engine Maintenance Visit for the Engine bearing manufacturer's serial number 725897 to the extent there are insufficient funds in the Engine Maintenance Account to otherwise reimburse Lessee. In addition, Lessor shall reimburse Lessee for Lessee's costs incurred in performing, or causing to be performed,
the Initial Maintenance Visit in an aggregate up to the sum of   *   which
Lessor is able to procure (using its best good faith efforts) from Air Invest as a result of the Aircraft being painted white at the end of the Air Invest Lease.

          Lessee shall give Lessor ninety (90) days (or such shorter period as is reasonably practicable in the case of unplanned and non-deferrable maintenance) prior written notice of any proposed "D" Check, "C" Check, Engine shop visit, landing gear shop visit or life limited part replacement. Such notice shall disclose the scope of the proposed work, the name of the maintenance provider and the proposed cost of the maintenance work. Actual disbursements shall be made by Lessor upon at least five (5) Business Days prior written notice to Lessor, which notice shall (i) request reimbursement for at
least   *   (or such lesser amount as shall equal the total cost of the maintenance for which Lessee is then seeking reimbursement) of maintenance costs and (ii) include an invoice from the maintenance provider indicating the cost of the work completed, the scope of the work completed and a statement that the work has been completed. Lessor shall be entitled, at its expense, to have an employee or agent on site at the maintenance provider's facility to monitor the work to be performed.

          Lessee acknowledges that, subject to the foregoing, it is solely responsible (without reimbursement from the Lessor) for any and all maintenance costs for which the Lessor has not agreed to pay or reimburse the Lessee.

          Upon the expiration or early termination of this Lease, Lessee shall immediately pay to Lessor that portion of the Maintenance Reserves that is applicable to the period commencing on the first day of the month in which such termination occurs and ending with the date the Aircraft is returned to Lessor in accordance with Section 5 hereof.

          It is the intent of the parties hereto that all Maintenance Reserves shall be the sole and exclusive property of Lessor. Accordingly, at the end of the term all Maintenance Reserves shall be retained by Lessor and Lessee shall have no right with respect thereto nor shall Lessee be entitled to an accounting thereof. If, notwithstanding the first sentence of this paragraph, a court of law disregards the intent of the parties hereto and determines such Maintenance Reserves are the property of Lessee, Lessee hereby grants Lessor a first priority security interest in such Maintenance Reserves.

          SECTION 8.  Replacement of Parts; Alterations, Modifications and
                      ----------------------------------------------------
Additions.
---------

          (a) Replacement of Parts.  Lessee will promptly replace or cause to be
              --------------------
replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 8(b) hereof. All replacement parts shall be (i) reasonably acceptable to Lessor, (ii) owned by Lessee free and clear of all Liens (it being understood that any part, prior to its installation on the Aircraft, may have been (but will not upon installation be) leased by Lessee under the terms of a parts lease agreement which permits an exchange of ownership of parts) and (iii) have a serviceability tag attached and be accompanied by all records required by the FAA, shall be interchangeable as to form, fit and function, shall be in at least the same mandatory and recommended service bulletin accomplishment status, shall have been overhauled or repaired and inspected (if applicable) by an agent acceptable to the FAA and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof and all historical records with respect to such Parts shall be retained. All Parts at any time removed from any

Airframe or any Engine shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by parts which have been incorporated or installed in or attached to the applicable Airframe or Engine and which meet the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to the applicable Airframe or Engine as provided above, without further act, (i) title thereto shall vest in and such replacement part shall become the property of Lessor and shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or such Engine; (ii) the replaced Part shall no longer be the property of Lessor and shall no longer be deemed a Part hereunder; and (iii) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor.

          (b) Alterations, Modifications and Additions.  Lessee will make (or
              ----------------------------------------
cause to be made) such alterations and modifications in and additions to the Airframe and each Engine as may be required to be made during the Term to meet the applicable standards of the FAA and any applicable regulatory agency or body of any other jurisdiction in which any part of the Equipment may then be registered or that takes jurisdiction over any part of the Equipment, to reflect such (and any other permitted) modifications in the records and manuals maintained in respect of the Aircraft, Airframe and/or Engine in accordance with all applicable laws and the Maintenance Program and to maintain at all times the standard certificate of airworthiness for the Aircraft. All such alterations, modifications and additions shall be documented by the applicable FAA-approved Original Equipment Manufacturer ("OEM") Service Bulletin, OEM Master Change or FAA-approved Supplemental Type Certificate, whichever is applicable under the Federal Aviation Act and/or applicable FARs. All Parts incorporated or installed in or attached or added to any Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, become subject to this Lease and become the property of, and title to such Parts shall vest in, Lessor. Lessee will not, without the prior written consent of Lessor, make any additions to, or alterations or modifications (including without limitation a change in configuration) of, the Aircraft other than as expressly required by this paragraph (b) or which shall adversely affect the value, utility or airworthiness of the Airframe or Engine, as the case may be. Prior to commencing work on any such addition, alteration or modification permitted by this Section 8(b), Lessee shall give Lessor at least twenty (20) Business Days notice of the same (except when such work is mandated by an Airworthiness Directive, or mandatory service bulletin which makes a twenty (20) day notice impractical, in which case Lessee shall provide notice as soon as it becomes aware of the applicable Airworthiness Directive or mandatory service bulletin), which notice shall contain a detailed description of the workscope of such addition, alteration or modification and the name of the proposed maintenance facility that shall complete the work, each of which workscope and maintenance facility shall be reasonably acceptable to Lessor. In respect of the last maintenance check or shop visit for the Aircraft or any Engine, as the case may be, prior to the Lease Expiry Date, Lessee shall comply with any reasonable request of Lessor in regard thereto, including, without limitation, a request by Lessor to change the scope of the work to be performed, provided, however,
                                                        --------
Lessor shall be responsible for any incremental cost resulting directly from any such request to change or otherwise alter the scope of work beyond that which would otherwise be required to be performed under this Lease during such maintenance check or shop visit, as the case may be.

      SECTION 9.  [Intentionally Omitted].

      SECTION 10.  Loss, Destruction, Requisition, etc.
                   -----------------------------------

          (a)      Event of Loss with Respect to the Aircraft. Upon the
                   ------------------------------------------
occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon, Lessee shall (1) forthwith (and in any event, within three (3) days after such occurrence) give Lessor written notice of such Event of Loss and (2) to the extent not previously paid to Lessor as insurance proceeds, pay or cause to be paid in the manner specified in
Section 3(d) hereof to Lessor (the date required for such payment being herein referred to as the "Loss Payment Date") within the earlier of (x) 45 days after such occurrence and (y) three (3) days of the receipt of insurance proceeds, the sum of (A) the Stipulated Loss Value with respect to the Aircraft, plus (B) all Rent then due and unpaid hereunder.

          At such time as Lessor shall have actually received the sum of the amounts specified in clauses (A) and (B) above, (I) the obligation of Lessee to pay Basic Rent hereunder with respect to the Aircraft and the Aircraft Documents with respect thereto shall cease to accrue, (II) the Lease shall terminate,
(III) Lessor will transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens), all of Lessor's right, title and interest in and to the Airframe, the Aircraft Documents with respect thereto and, if an Aircraft has suffered such Event of Loss, the Engines of such Aircraft "as-is, where-is" and furnish to or at the direction and cost of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer, and (IV) Lessee will be subrogated to all claims of Lessor, if any, against third parties (other than in respect of any insurance policy independently maintained by the Lessor pursuant to Section 11 hereof) to the extent the same relate to physical damage to or loss of the Airframe and any Engines which were subject to such Event of Loss.

          (b)      Event of Loss with Respect to an Engine. Upon the occurrence
                   ---------------------------------------
of an Event of Loss with respect to an Engine under circumstances in which there an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event, within three (3) days after such occurrence) give Lessor written notice thereof and shall, within 45 days after the occurrence of such Event of Loss (the "Replacement Period"), convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to an Acceptable Alternate Engine free and clear of all Liens, in as good an operating condition as, and having a value, utility, modification status and remaining useful life at least equal to the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value, utility, modification status and remaining useful life and in the condition and repair required by the terms hereof immediately prior to the occurrence of such

Event of Loss. Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Acceptable Alternate Engine, (ii) cause a Lease Supplement relating thereto to be duly executed by Lessee and to be duly filed under the applicable laws, rules and regulations of the FAA, (iii) furnish Lessor with such evidence of Lessor's title to such Acceptable Alternate Engine and compliance with the insurance provisions of Section 11 hereof with respect to such Acceptable Alternate Engine as Lessor may reasonably request, (iv) furnish Lessor with such documents as Lessor shall request with respect to such Acceptable Alternate Engine, including, without limitation, all disk records reasonably requested by Lessor or which are otherwise required by the FAA to maintain or establish the airworthiness of such Acceptable Alternate Engine, and (v) furnish the Lessor with an opinion of counsel to the effect that title to such Acceptable Alternate Engine has been duly conveyed to the Lessor free and clear of all Liens, and Lessor will transfer to or at the direction of Lessee without recourse or warranty except as to the absence of Lessor Liens (on an "AS-IS", "WHERE-IS" basis) all of Lessor's right, title and interest, if any, in and to (A) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee at Lessee's expense a bill of sale in form and substance reasonably satisfactory to Lessee evidencing such transfer and (B) all claims, if any, against third parties (other than in respect of any insurance policy independently maintained by Lessor), for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be an Engine leased hereunder. For all purposes hereof, each such Acceptable Alternate Engine shall, after such conveyance, be deemed part of the property leased
hereunder, and shall be deemed an "Engine".   No Event of Loss with respect to
an Engine under the circumstances contemplated by the terms of this paragraph
(b) shall result in any reduction in Basic Rent or any other amounts due from Lessee under any Operative Document.

     During the Replacement Period, the Lessee may install on an Airframe an engine of the same or an improved make and model as the Engine which has suffered such Event of Loss, and which is otherwise suitable for installation on such Airframe, but which does not otherwise constitute an Acceptable Alternate Engine. Lessee shall have no obligation to pay Maintenance Reserves with respect to such temporarily installed engine.

          (c) Application of Payments from Governmental Authorities for
              ---------------------------------------------------------
Requisition of Title, etc.  Any payments (other than insurance proceeds the
--------------------------
application of which is provided for in Section 11) received at any time by Lessor or Lessee from any governmental authority or other Person with respect to an Event of Loss, will be applied as follows:

              (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon and the Aircraft Documents related thereto), after reimbursement of Lessor for its reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value of the Aircraft shall be applied in reduction of Lessee's obligation to pay Stipulated Loss Value with respect to the Aircraft if not already paid by Lessee, or, if already paid by

     Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and following the foregoing application, the balance, if any, of such payments shall be distributed to Lessor; and

               (ii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor for its reasonable costs and expenses shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

          (d)  Requisition for Use of the Aircraft by the Government of
               --------------------------------------------------------
Registry. In the event of the requisition for use of the Aircraft or the
--------
Airframe and the Engines or engines installed on such Airframe during the Term not constituting an Event of Loss, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's rights and obligations under this Lease Agreement shall continue to the same extent as if such requisition had not occurred. All payments received by Lessor or Lessee for the use during the Term of the Airframe and Engines or engines shall be paid over to, or retained by, Lessee, with all such amounts for use after the Term to be paid to Lessor. No such requisition shall result in any reduction of Basic Rent or any other sum due from Lessee under any Operative Document and Lessee's obligations shall continue throughout the Term.

          (e)  Application of Payments During Existence of Events of Default.
               -------------------------------------------------------------
Any amount referred to in this Section 10 which is payable to or retainable by Lessee shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be promptly paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          SECTION 11.  Insurance.
                       ---------

          (a) From the Delivery Date and at all times thereafter Lessee shall be responsible for effecting and maintaining or causing to be effected and maintained, in full force and effect, insurances in respect of the Aircraft and the Aircraft Documents in accordance with insurance customarily carried by airlines similarly situated to Lessee and of a type, in such amounts and covering such risks from time to time as specified in Exhibit F attached hereto and made part hereof, and procured through such brokers and maintained with such primary insurers as shall be reasonably acceptable to Lessor (the "Insurances").

          (b) As between Lessor and Lessee, it is agreed that all proceeds of insurance maintained in compliance herewith and received as the result of the occurrence of an Event of Loss will be applied as follows:

               (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), (i) so much of such payments remaining, after reimbursement of Lessor for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value of the Aircraft and other amounts payable by Lessee hereunder shall be applied in reduction of Lessee's obligation to pay such amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee; and

               (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor for reasonable costs and expenses shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed the terms of Section 10(b) hereof with respect to the Event of Loss for which such payments are made.

          (c)  Lessee shall:

               (1) ensure that the Additional Insureds shall be named as additional insureds on the Insurances covering the Aircraft and the Lessor shall be named as "Loss Payee" under the insurances required by Sections (a), (b) and (c) of Exhibit F hereto;

               (2) ensure that all legal requirements as to insurance of the Aircraft or any Part of any thereof which may from time to time be imposed by the laws of the government of registry or any state to, from or over which the Aircraft shall be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and in particular those requirements for which compliance is necessary to ensure that (a) the Aircraft is not in danger of detention or forfeiture, (b) the Insurances remain valid and in full force and effect, and (c) the interests of the Additional Insureds in the Insurances, the Aircraft or any Part of any thereof are not thereby prejudiced;

               (3) not use, cause or permit any of the Aircraft to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by such Insurances or for any purpose or in any manner which is contrary to applicable law. Lessee shall comply, and procure compliance, with the terms and conditions of each and every policy of the

          Insurances and shall not do, consent, suffer, or agree to any act or omission which invalidates or may invalidate or renders unenforceable or may render unenforceable the whole or any part of any such Insurances;

               (4) ensure that at all times during the Term, all Insurances (which term shall include, for the purposes of this sentence, replacement policies) have a minimum remaining term of not less than two (2) weeks. Written confirmation of completion of renewal is to be delivered to Lessor prior to the expiry date. Certificates of insurance, in the English language, detailing the coverage and confirming the insurers' agreement to the specified insurance requirements of this Agreement and being in substantially the same form as the previously delivered certificate must be provided to Lessor at the same time;

               (5) furnish, or cause to be furnished, to Lessor and Owner Participant, on or before the Delivery Date and on each annual anniversary of the Delivery Date, a report, signed by an independent firm of insurance brokers reasonably acceptable to Lessor (the "Insurance Broker"), describing in reasonable detail the insurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that (a) all premiums in connection with such insurance then due have been paid, (b) such insurance complies with the terms hereof, and (c) such insurance provides coverages against risks that are customarily insured against by other air carriers similarly situated to Lessee and that such coverages are in substantially similar forms, are of such types and have limits within the range of limits as are customarily carried by other air carriers similarly situated to Lessee;

               (6) cause the Insurance Broker to agree to advise Lessor and Owner Participant in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or cause any of the Insurances to lapse;

               (7) promptly notify Lessor of any occurrence likely to give rise to a claim under the Insurances;

               (8) not make or cause to be made any modification or alteration to the Insurances adverse to any of the Additional Insureds, nor do or leave undone anything which may invalidate such insurance coverage;

               (9) be responsible for any deductible/excluded loss under the Insurances;

               (10) provide and cause Lessee's insurance broker to provide any other insurance related information, or assistance, as Lessor or Owner Participant may reasonably require; and

               (11) reimburse Lessor and/or any of the Additional Insureds for any premiums (together with interest thereon at the Overdue Rate from the date of payment until the date of reimbursement) paid by any of them pursuant to Section 11(e).

          (d) Any amount referred to in this Section 11 which is payable to or retainable by Lessee shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, if a Default or an Event of Default shall have occurred and be continuing, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          (e) Each of the Additional Insureds shall be entitled, if at any time Lessee fails to maintain the Insurances in any respect to pay the premiums due or to effect and maintain Insurances required hereunder to the extent such Additional Insured considers appropriate. Any sums so expended by it shall become immediately due and payable by Lessee together with interest thereon at the Overdue Rate, from the date of expenditure by such Additional Insured up to the date of reimbursement by Lessee. At any time while such failure is continuing, the Lessor may require the Aircraft to remain at any airport or (as the case may be) to proceed to and remain at any airport designated by it until such failure is remedied. No exercise by any such Additional Insured of said option shall affect any provision of this Lease, including the provision that failure by the Lessee to maintain the prescribed insurance shall constitute an Event of Default.

          (f)  Lessee may not self-insure in respect of any of the Insurances.

          SECTION 12.  Inspection.  At any time, and from time to time, Lessor
                       ----------
or Owner Participant, or their respective authorized representatives, may inspect the Aircraft (subject to the proviso set forth at the end of the penultimate sentence of this Section 12), and inspect and make copies of the Aircraft Documents and other books and records of Lessee referred to in Section 5(b) (at Lessor's expense). Any such inspection of the Aircraft shall include a visual, walk-around inspection of the interior and exterior of the Aircraft. Neither Lessor nor Owner Participant shall have any duty to make any such inspection nor shall Lessor or Owner Participant incur any liability or obligations by reason of not making any such inspection. Lessee will cooperate with Lessor's and Owner Participant's reasonable requests in connection with such inspection (including information as to where the Airframe or any Engine is, or will be, at any point in time, when panels, bays or the like will be open and the time, location and availability of personnel to assist in such inspection); provided that, so long as no Default or Event of Default shall have occurred and be continuing hereunder, Lessor or Owner Participant, as the case may be, shall give Lessee reasonable notice of the exercise of any inspection right and no exercise of any inspection right shall interfere with normal operation of the Aircraft by Lessee. If a Default or an Event of Default shall have occurred and be continuing, the cost of any such inspection shall be for the account of Lessee.

          SECTION 13.  Assignment; Subject and Subordinate.  (a)  Except as
                       -----------------------------------
otherwise provided herein or in any Operative Document, Lessee will not during the Term, without the prior written consent of Lessor, assign any of its rights hereunder. Subject to the foregoing, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

          (b) Lessee hereby agrees and consents to the collateral assignment by Lessor of this Lease and all rights and remedies hereunder to secure Lessor's obligations under any loan agreement which Lessor may from time to time enter into. Lessee hereby agrees, at Lessor's own cost and expense (including, without limitation, payment of Lessee's legal fees and expenses), to cooperate with Lessor in so assigning this Lease for security, including, without limitation, the execution and delivery of such documents and instruments as may be reasonably requested by the lender under such loan agreement in connection therewith. In addition, at the request of Lessor, Lessee shall confirm in writing that any such lender and its Affiliates, successors, assigns, agents, servants, directors, officers and employees are Additional Insureds and Indemnified Parties hereunder.

          Without limiting the foregoing, Lessor's fixed or contingent rights to receive payments hereunder or other proceeds hereof are also freely assignable and transferable by Lessor, in whole or in part, without restriction of any kind whatsoever.

          SECTION 14.  Events of Default.  Each of the following events shall
                       -----------------
constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) Lessee shall not have made a payment of Basic Rent, Maintenance Reserves or Stipulated Loss Value after the same shall have become due and such failure shall continue for three (3) Business Days beyond such due date; or

          (b) Lessee shall have failed to make a payment of Supplemental Rent (other than Stipulated Loss Value or Maintenance Reserves) after the same shall have become due and such failure shall continue for five (5) Business Days beyond such due date; or

          (c) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) any insurance required to be maintained in accordance with the provisions of Section 11 hereof (including without limitation the requirement contained in Section 11 that all insurance policies shall at all times have a minimum remaining term of at least 2 weeks); or

          (d) Lessee shall have failed to perform or observe any other covenant or agreement to be performed or observed by it under any Operative Document (other than those relating to matters covered by subparagraphs (a), (b) and (c) above and subparagraph (h) below); provided, however, such failure shall not constitute an Event of Default hereunder unless such failure shall have continued in excess of fifteen (15) days after notice from Lessor to Lessee specifying the default and requiring that the same be remedied; or

          (e) any representation or warranty made by Lessee herein, in any other Operative Document or in any certificate delivered in connection herewith or therewith shall prove to have been incorrect or untrue in any material respect at the time made or deemed to be made; or

          (f) the commencement of an involuntary case or other proceeding in respect of Lessee under United States bankruptcy laws, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed or unstayed for a period of 60 consecutive days or an order for relief or any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or for all or substantially all of its property, or a sequestering of all or substantially all of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of 60 consecutive days after the date of entry thereof; or

          (g) the commencement by Lessee of a voluntary case under United States bankruptcy laws, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar law, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee of any assignment for the benefit of creditors or Lessee shall take any corporate action to authorize any of the foregoing; or

          (h) the Lessee shall fail to pay when due any amount due and payable or shall otherwise be in default under any agreement or document (other than this Lease) after expiration of any applicable notice or cure requirements (A) to which the Lessee and Lessor are party, or (B) to which the Lessee is a party and which has been assigned to the Lessor; or

          (i) Lessee shall cease to be a U.S. Air Carrier or shall lose or have revoked, cancelled or otherwise terminated any material franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of Lessee (including without limitation the DOT certificate of public convenience and necessity and the FAA Air Carrier Operating Certificate) or shall have the free and continued use and exercise thereof curtailed or prevented; or

          (j) Lessee shall cease to operate 50% or more of the aircraft (without replacement therefor with additional aircraft) which Lessee is operating on the Delivery Date; or

          (k) an event of default shall have occurred under any agreement wherein Lessee is a debtor or a lessee with respect to aircraft or aircraft engines; or an uninsured judgment or judgments in excess of $300,000 for the payment of money shall be rendered against Lessee and such judgment shall not be effectively stayed; or Lessee shall fail to pay (after expiration of any grace or cure period) any portion of any material indebtedness or other material obligation of Lessee, or there shall occur a declaration of default, an acceleration or any exercise of remedies with respect to any material obligation or liability of Lessee.

          SECTION 15.  Remedies.  Upon the occurrence of any Event of Default
                       --------
and at any time thereafter, Lessor may do one or more of the following with respect to all or any part of or all of the Airframes and any or all of the Engines as Lessor in its sole discretion shall elect:

          (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe, any Aircraft Documents or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 and Exhibit E as if the Airframe, Aircraft Documents or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe, the Aircraft Documents, the documents referenced in Section 5(b) hereof or any Engine is located and take immediate possession of and remove the same (together with any engine or any part which is not an Engine or a Part which is installed on the Airframe, subject to the rights of the owner, lessor or secured party of such engine or part, provided that such engine or part shall be held for the account of any such owner, lessor or secured party or, if owned by Lessee, may at the option of Lessor, be exchanged for an Engine or Part in accordance with the provisions of Section 8) by summary proceedings or otherwise (and/or, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor);

          (b) sell the Aircraft, the Aircraft Documents and the documents referenced in Section 5(b) hereof at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft, the Aircraft Documents and the documents referenced in
Section 5(b) hereof as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this
Section 15;

          (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or (b) above with respect to the Aircraft, the Aircraft Documents and the documents referenced in
Section 5(b), Lessor, by written notice to Lessee specifying a payment date not earlier than ten (10) days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Basic Rent due on or prior to such payment date plus all Basic Rent due subsequent to such payment date, after discounting such subsequently due Basic Rent to its present value using the discount rate specified therefor in the Initial Lease Supplement (together with interest, if any, on such amount at the Overdue Rate from such specified payment date until the date of actual payment of such amount) plus an amount equal to the excess, if any, of the Stipulated Loss Value of the Aircraft over the fair market sales values of the Aircraft as of the payment date specified as the payment date in such notice;

          (d) Lessor may terminate this Lease Agreement, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof; or

          (e) Lessor shall have, and may exercise, any and all of the rights and remedies under the Uniform Commercial Code as enacted in the State of Illinois and any other jurisdiction in which the Aircraft, the Airframe, any Engine, any other Part, the Aircraft Documents or the documents referenced in Section 5(b) may be located.

          In addition to the foregoing, Lessee shall be liable, except as otherwise provided above, without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, during or after the exercise of any of the foregoing remedies and for all reasonable and actual legal fees and other costs and expenses incurred by Lessor in connection with the exercise of Lessor's remedies hereunder, including the return of the Aircraft, the Aircraft Documents and the documents referenced in Section 5(b) in accordance with the terms of Section 5 and Exhibit E hereof or in placing the Aircraft in the condition and with airworthiness certification as required by such Section.

          At any sale of the Aircraft, the Airframe, the Engines, the Aircraft Documents, the documents referenced in Section 5(b) hereof or any part thereof pursuant to this Section 15, Lessor may bid for and purchase such property. Except as otherwise expressly provided above, no remedy referred to in this
Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any and all rights to notice and judicial hearing with respect to the repossession of the Aircraft, the Airframe, the Aircraft Documents, the documents referenced in Section 5(b) or any Engine by Lessor upon the occurrence of an Event of Default and agrees that, except as may be required by law, Lessor shall not be required to sell or lease the Aircraft, the Airframe, the Aircraft Documents, the documents referenced in
Section 5(b) or any Engine in order to reduce, offset or mitigate the damages for which Lessee is liable hereunder.

          In effecting any repossession, Lessor and its representatives and agents, to the extent permitted by law, shall:

          (i) have the right to enter upon any premises of Lessee where it reasonably believes the Aircraft, the Airframe, the Aircraft Documents, the Documents referenced in Section 5(b), an Engine or Part to be located and Lessee shall cooperate in giving Lessor such access; and

          (ii) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to the Aircraft, the Airframe, an Engine or Part which is repossessed; provided, however, that Lessor shall return to Lessee all personal property of Lessee or its passengers which were on the Aircraft at the time Lessor retakes possession of the Aircraft.

          If upon the expiration of the Term of this Lease, Lessor owes Lessee money and has not paid such money due to the existence of a Default or Event of Default, Lessor shall pay such amount to Lessee immediately upon the cure of the same unless such amount has previously been applied against any Expenses incurred by Lessor as a result of such Default or Event of Default.

          SECTION 16.  FAA Filing; Tax Indemnity; General Indemnity; etc.
                       -------------------------------------------------

          (a) FAA Filing.  Forthwith upon the execution and delivery of each
              ----------
Lease Supplement (other than the Initial Lease Supplement delivered in connection with the execution and delivery of this Lease Agreement) from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease, Lessee at its expense will cause such Lease Supplement or amendment to be duly filed and recorded, and maintained of record, with the FAA.

          (b) General Tax Indemnity.
              ---------------------

               (i)  Indemnity. Except as provided in Section 16(b)(ii), Lessee
                    ---------
shall pay, pursuant to Section 16(b)(v), and on written demand shall indemnify and hold harmless each Indemnified Party (individually referred to as an "Indemnitee") from and against, any and all Taxes imposed against, including by
 ----------
way of withholding, any Indemnitee, Lessee or any Affiliate, the Aircraft, the Airframe, or any Engine or Part thereof or interest therein by the Federal, state or local government of the United States or other taxing authority in the United States or by any foreign government or any international taxing authority or any political subdivision or taxing authority of any of the foregoing upon or with respect to (A) the acceptance, rejection, delivery, transport, ownership, control, insuring, possession, repossession, operation, location, landing, departure, use, condition, maintenance, repair, sale, return, abandonment, preparation, installation, storage, redelivery, leasing, subleasing, modification, rebuilding, transfer of title or other application or disposition of, or the imposition of any Lien on, the Aircraft, the Airframe, or any Engine or Part thereof or interest therein (or the incurrence of any liability to refund or pay over any interest as the result of any such Lien), (B) any amount paid or payable pursuant to or in connection with this Lease and any amendments, supplements or modifications thereto which have been approved by Lessee, (C) otherwise with respect to the Transaction or (D) the Aircraft, the Airframe, the Engines, the Parts or any part thereof.

               (ii) Exclusions from General Tax Indemnity.  The provisions of
                    -------------------------------------
Section 16(b)(i) shall not apply to:

               (1) Income Taxes (as defined in Section 16(b)(viii)) imposed on an Indemnitee by the United States Federal government;

               (2) Income Taxes imposed on an Indemnitee by any state or local government or other state or local taxing authority in the United States ("Local Tax Authority") or any international taxing authority or foreign
     ---------------------
     taxing jurisdiction (except for any such Income Taxes imposed by any Local Tax Authority or by any international or foreign taxing authority by reason of the use, operation or location of the Aircraft, the Airframe, an Engine or Part thereof or interest therein, or the activities or location of the Lessee or any other user of the Aircraft, the Airframe, an Engine or Part thereof, in the jurisdiction imposing such tax);

               (3) Taxes imposed on an Indemnitee which result from the willful misconduct or gross negligence of such Indemnitee; and

               (4) Taxes for any taxable period (or portion thereof) before commencement of the Term or after the Term (or the return of the Aircraft if later).

          Notwithstanding anything to the contrary contained in this Section 16(b)(ii), the provisions of this Section 16(b)(ii) shall not apply to any Taxes imposed by any Federal, state or local government or other taxing authority in the United States or any foreign government or subdivision thereof or any international authority or any political subdivision or taxing authority of any of the foregoing in respect of the receipt or accrual of any indemnity payment pursuant to this Section 16(b) or
Section 16(c).

               (iii)   Calculation of General Tax Indemnity Payments.  Any
                       ---------------------------------------------
payment which Lessee is required to make to or for the account of Indemnitee with respect to any Tax subject to indemnification under this Section 16(b) shall include the amount necessary to hold the Indemnitee harmless on an after-tax basis from the amount of any and all Taxes required to be paid by the Indemnitee as a result of the receipt or accrual of any such payment pursuant to the laws of any Federal, state or local government or other taxing authority in the United States, any foreign government or subdivision thereof or an international authority or any political subdivision or taxing authority of any of the foregoing.

               (iv)    Reports.  Lessee will provide, at Lessee's expense, such
                       -------
information maintained or readily obtainable by Lessee as may be reasonably requested by an Indemnitee (including logs as appropriate) or required to enable the Indemnitee to fulfill its tax filing or other information reporting requirements with respect to the Transaction. If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 16(b), Lessee shall, at its own expense, timely file the same (except for any such report, return or statement which an Indemnitee has notified Lessee that the Indemnitee intends to file, or for Income Tax returns or any other return, report or statement which the Indemnitee is required by law to file in its own name or for any report, return or statement the filing of which is not based on Lessee's operation or movement of the Aircraft, the Airframe or any Engine (or any Part)). Lessee shall have no filing obligation under the preceding sentence nor any indemnification obligation with respect to such Tax if the Indemnitee after receipt of Lessee's written request fails to furnish Lessee with such information as is solely within the Indemnitee's control and is required to file such returns. Lessee will file or cause to be filed any report, return or statement and take such actions and execute such documents as required by law to be taken by Lessee or as reasonably requested by the Indemnitee as may be reasonable and necessary to accomplishment of the intent hereof. Lessee shall be liable to each Indemnitee for any fines, penalties, or interest imposed as a result of the failure of Lessee to fulfill its obligations hereunder.

               (v)     Payment.  Lessee shall pay any Tax for which it is liable
                       -------
pursuant to this Section 16(b) directly to the appropriate taxing authority, or, if previously paid by an Indemnitee, upon demand of such Indemnitee, to such Indemnitee, within the later of (1) fifteen (15) days after receipt of written request by such Indemnitee or (2) five (5) Business Days before the date such Tax is due to the taxing authority, in immediately available funds. Any such demand for payment from an Indemnitee shall specify in reasonable detail the amount of the payment and the facts upon which the right to payment is based and shall be verified in a manner reasonably satisfactory to Lessee. Each Indemnitee shall promptly forward to Lessee any notice, bill or advice in the nature of a notice or bill received by it concerning any Tax. As soon as practicable after each payment by Lessee of any Tax, Lessee shall furnish the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to the Indemnitee.

               (vi)    Contest.  If (A) within 45 days after Lessee receives the
                       -------
notice, bill or advice described in Section 16(b)(v), Lessee delivers to such Indemnitee a written request that such Indemnitee contest such Taxes, which written request shall be accompanied by an opinion of independent tax counsel (which counsel is reasonably satisfactory to such Indemnitee) that there is a reasonable basis for contesting such Taxes, (B) Lessee delivers to such Indemnitee an indemnity, in form and substance reasonably satisfactory to such Indemnitee, for such Taxes and for any liability, loss or expense that such Indemnitee may incur as a result of contesting such Taxes, including, all costs, expenses, losses, legal and accounting fees and disbursements, penalties and interest, and Lessee agrees to pay, and shall pay, on demand all such taxes, liabilities, losses or expenses, and (C) provided no Default or Event of Default shall have occurred and be continuing, then, as long as such conditions shall remain satisfied, Indemnitee shall contest the validity, applicability or amount of such taxes by (I) resisting payment thereof, if practicable, (II) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, and (III) taking such other reasonable action as Lessee shall request from time to time, but only if such contest shall not, in such Indemnitee's reasonable opinion (confirmed by an opinion of independent legal counsel), involve a material risk of loss or forfeiture of any part of the Aircraft.

          If an Indemnitee obtains a refund of all or any part of the Taxes, to the extent such amount has been paid to such Indemnitee pursuant to this Section 16(b), Lessee shall promptly be paid the amount of such refund and, if in addition to such refund an Indemnitee receives an amount representing interest on such refund, Lessee shall promptly be paid that proportion of such interest that is fairly attributable to Taxes paid by Lessee prior to the receipt of such refund, but such amounts shall not be payable if a Default or an Event of Default shall have occurred and be continuing.

               (vii)   Definition of Indemnitee.  For purposes of this Section
                       ------------------------
16(b), the term Indemnitee shall mean and include the successors and permitted assigns of each respective Indemnitee, and any consolidated, combined or unitary group of which the Indemnitee is a member if such group is treated as a single taxpayer for purposes of any Tax.

               (viii)  Income Tax.  For purposes of this Section 16(b), the term
                       ----------
Income Tax means, in the case of an Indemnitee, any Tax imposed on, based on or measured by or with respect to the gross or net income (including, without limitation, capital gains Taxes, minimum or alternative minimum Taxes, Taxes on Tax preference items, accumulated earnings Taxes, personal holding company Taxes and succession or estate Taxes) and interest, additions to Tax, penalties, or other charges in respect thereof (in each case other than sales, use, rental, license, ad valorem, property or value-added Taxes or Taxes in the nature of such Taxes).

          (c)  General Indemnity.
               -----------------

               (i)  Indemnification.  Lessee hereby agrees to assume liability
                    ---------------
for, and does hereby agree to indemnify, protect, save and keep harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits and related costs, expenses and disbursements, including reasonable legal and investigative fees and expenses, of whatsoever kind and nature, but excluding overhead expenses (for purposes of this Section 16(c), collectively called "Expenses"), imposed on, asserted
                                         --------
against or incurred by any Indemnified Party, in any way relating to or arising out of this Lease, the other Operative Documents or the transactions contemplated hereby or thereby, including but not limited to (A) a Default or an Event of Default related to the breach by Lessee of any covenant contained herein or therein or inaccuracy or incompleteness of any representation or warranty of Lessee contained herein or therein and (B) claims by third parties relating to the construction, acceptance, delivery, transport, control, assembly, possession, repossession, operation, location, landing, departure, use, condition, maintenance, repair, return, abandonment, installation, storage, redelivery, leasing, subleasing, modification, rebuilding, or the imposition of any Lien on, the Aircraft, the Airframe, the Aircraft Documents, any Engine or Part thereof or interest therein (or the incurrence of any liability to refund or pay over any interest as the result of any such Lien), including, without limitation, latent or other defects, whether or not discoverable, strict tort liability, and any claim for patent, trademark or copyright infringement.

          However, Lessee shall not be required to indemnify any Indemnified Party pursuant to this Section 16(c) for (A) any Tax or (B) Expenses to the extent attributable to the willful misconduct or gross negligence of such Indemnified Party (other than gross negligence or willful misconduct imputed to such Indemnified Party by virtue of its interest in the Aircraft). Except to the extent attributable to the failure of Lessee fully to discharge its obligations hereunder, and except for claims arising as a consequence of a Default or an Event of Default, the indemnities contained in this Section 16(c) apply only to acts (or failures to act) or events or conditions which exist or existed after the Delivery Date and on or before, or Expenses fairly attributable to the period before, the termination of this Lease and return or disposition of the Aircraft in accordance with the provisions of this Lease. If any Indemnified Party has knowledge of any claim or liability hereby indemnified against, it shall give prompt written notice thereof to Lessee, but the failure of the Indemnified Party to give such notice shall not relieve Lessee of any of its obligations hereunder unless and solely to the extent such failure shall have materially and adversely affected Lessee.

               (ii)  Payments, Survival and Other Provisions.  All amounts
                     ---------------------------------------
payable by Lessee pursuant to this Section 16(c) shall (A) be payable directly to the parties entitled to indemnification within 10 days of written demand therefor and (B) be adjusted for payment on an after tax basis as provided in Section 16(b)(i) as if such amount payable were an indemnity obligation under said Section. All the indemnities contained in this Section 16(c) shall continue in full force and effect notwithstanding the expiration or other termination of this Lease and are expressly made for the benefit of, and shall be enforceable directly by, each Indemnified Party. Lessee's obligations under this Section 16(c) shall be that of a primary obligor irrespective of whether the Indemnified Party shall also be indemnified with respect to the same matter under any other agreement by any other Person.

          SECTION 17.  Notices.  All notices required under the terms and
                       -------
provisions hereof shall be in English and in writing (including telecopier or similar writing) and shall be effective (a) if given by telecopier when transmitted and the appropriate confirmation received, (b) if given by certified mail, five (5) days after being deposited in the mails, (c) if given by telex, upon receipt by the party transmitting the telex of such party's callback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by other means, when received or personally delivered, addressed:

               (i) if to Lessor, to First Security Bank, National Association, 79 South Main Street, Salt Lake City, Utah 84111, Attn: Corporate Trust Department, telecopier no.: (801) 246-5053, with a copy to the Owner Participant at One South Wacker Drive, Chicago, Illinois 60606-4614,
     Attention: Senior Vice-President, Transportation Finance, telecopier number (312) 782-7168 and a further copy to Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601, telecopier no.: (312) 609-5005; Attention: Dean N. Gerber, Esq., or to such other address or telecopier number as Lessor shall from time to time designate in writing to Lessee; and

               (ii) if to Lessee, at 12015 E. 46th Avenue, Denver, Colorado 80239, telecopier no.: (303) 371-7007, Attention: General Counsel or to such other address or telecopier number as Lessee shall from time to time designate in writing to Lessor.

          SECTION 18.  Net Lease; Set-Off, Counterclaim, etc.
                       --------------------------------------

          (a) This Lease is a net lease, and, except as otherwise explicitly provided herein, it is intended that Lessee shall pay all costs and expenses of every character, whether foreseen or unforeseen, ordinary or extraordinary or structural or non-structural, in connection with the use, operation, maintenance, insurance, repair, replacement of Parts, taxes and required alterations and modifications of, on or in respect of the Airframe and each Engine by the Lessee, including the costs and expenses particularly set forth in this Lease. The Rent which Lessee is obligated to pay shall be paid without invoice, notice or demand and, without set-off, counterclaim, abatement, suspension, deduction or defense or any other right which Lessee may have against Lessor for any reason whatsoever.

          (b) Except as otherwise expressly provided, this Lease shall not terminate, nor shall Lessee have any right to terminate this Lease or be entitled to abatement, suspension, deferment or reduction of any Rent which the Lessee is obligated to pay hereunder, nor shall the obligations hereunder of Lessee be affected, by reason of (A) any damage to or the destruction or loss of all or any portion of the Airframe or any Engine from whatever cause, (B) the loss, theft or inaccessibility of any portion of the Airframe or any Engine, (C) the taking of the Airframe or any Engine or any portion thereof by condemnation, confiscation, requisition or otherwise, (D) the prohibition, limitation or restriction of the Lessee's use of all or any part of the Airframe or any Engine or the interference with such use by any Person, (E) the inadequacy or incorrectness of the description of any portion of the Airframe or any Engine,
(F) Lessee's acquisition or ownership of all or any part of the Airframe or any Engine otherwise than pursuant to an express provision of this Lease, (G) any defect in compliance with specifications, condition, merchantability, design, airworthiness, quality, durability, operation or fitness for use or any purpose of any Airframe or any Engine or any portion thereof, (H) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee, Lessor, the Owner Participant or any other Person, (I) any breach, default or misrepresentation by the Lessor under this Lease or any other Operative Document or any of the documents referred to herein or therein, (J) any invalidity or unenforceability, in whole or in part, of this Lease or any other Operative Document or any of the documents referred to herein or therein, or any other infirmity herein or therein, or any lack of power or authority of any party to this Lease or any other Operative Document or any such documents to enter into the same or any termination of this Lease by operation of law, or (K) any other circumstance, happening or act whatsoever, whether or not foreseen or similar to any of the foregoing, it being the intention of the parties hereto that the obligations of Lessee shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until the covenants have been terminated pursuant to an express provision of this Lease.

          Except as expressly provided herein, Lessee waives all rights now or hereafter conferred by law (x) to quit, terminate, rescind or surrender this Lease or the Airframe or any Engine or any part thereof, or (y) to any abatement, suspension, deferment, return or reduction of the Rent.

          SECTION 19.  Miscellaneous; Governing Law; Expenses.  (a) Any
                       --------------------------------------
provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provisions hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft or the Aircraft Documents except as a lessee only. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The representations, warranties, covenants, agreements and indemnities of Lessee and Lessor set forth in this Lease and Lessor's and Lessee's obligations hereunder, shall survive the expiration or other termination of this Lease to the extent required for full performance and satisfaction thereof.

          (b) THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease is being delivered in Chicago, Illinois.

          (c) Each of Lessor and Lessee agrees that it shall be responsible for any and all fees and expenses it incurs in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents or instruments relating to the transaction contemplated hereby, including, without limitation, legal fees, expenses and disbursements; provided, however, that Lessee agrees to pay all reasonable expenses incurred in connection with recording and filing fees of the FAA, including, without limitation the reasonable fees and disbursements of Daugherty, Fowler & Peregrin, FAA counsel.

          (d) Lessee (a) hereby irrevocably submits itself to the exclusive jurisdiction of (i) the courts of the State of Illinois and (ii) any United States District Court in Illinois for the purposes of any suit, action or other proceeding arising out of this Agreement or any other Operative Document, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby, brought by or on behalf of Lessor, Owner Participant or their respective successors, subrogees or assigns, and (b) hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in either such Illinois State or Federal court.

          LESSEE HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LEASE AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR BEFORE OR AFTER THE PAYMENT, OBSERVANCE AND PERFORMANCE OF LESSEE'S OBLIGATIONS UNDER THIS LEASE AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS.

          SECTION 20.  Bankruptcy.  It is the intention of the parties that the
                       ----------
Lessor shall be entitled to the benefits of Section 1110 of the United States Bankruptcy Code with respect to the right to repossess the Aircraft, the Airframe, any Engines and Parts as provided herein, and in any circumstances where more than one construction of the terms and conditions of this Agreement is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful. It is the intention of the parties hereto that this Lease be treated as a lease for federal income tax purposes.

                              *        *        *

          IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of this ___ day of ________, 1996.


                                        FRONTIER AIRLINES, INC.,
                                              Lessee



                                        By:_______________________________


                                        FIRST SECURITY BANK, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, but solely as Owner Trustee,
                                                  Lessor



                                        By:________________________________

                               Aircraft (N303FL)
--------------------------------------------------------------------------------


                                  APPENDIX A


                                  DEFINITIONS



                OPERATING LEASE OF ONE BOEING 737-3M8 AIRCRAFT


--------------------------------------------------------------------------------

          The definitions stated herein shall apply equally to both the singular and plural forms of the terms defined.

          "Acceptable Alternate Engine" means, a CFM International, Inc. model
           ---------------------------
CFM56-3B2 engine or an engine of the same manufacturer of the same or a comparable model or an improved model, in each case of equivalent or greater value, modification status and utility and suitable for installation and use on the Airframe.

          "Acceptance Certificate" means, with respect to the Aircraft, an
           ----------------------
acceptance certificate for the Aircraft, substantially in the form of Exhibit C to the Lease, signed by Lessee and Lessor.

          "Additional Insureds" means each of the Lessor (in its individual
           -------------------
capacity and as trustee), the Owner Participant and, for the first five years of the term, Air Invest, together with their respective Affiliates, successors and permitted assigns and each of their respective officers, directors, agents, employees, partners and shareholders and "Additional Insured" means any of the foregoing.

          "Affiliate" of any Person means any other Person directly or
           ---------
indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any
                                  -------
specified Person means the power generally to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
                                                    -----------
"controlled" have meanings correlative to the foregoing.
 ----------

          "Air Invest" means Air Invest IV, B.V., a Netherlands corporation.
           ----------

          "Air Invest Lease" means that certain Lease Agreement dated January 7,
           ----------------
1992, between Air Invest, as lessor and Eurobelgian Air Lines, as lessee, as amended, modified and supplemented from time to time.

          "Aircraft Documents" means, as applicable, the items provided to
           ------------------
Lessee on the Delivery Date, which includes the items identified in Exhibit D-1 to the Lease, and the items to be provided to Lessor upon the Return Date, which includes the logs, manuals, drawings, data, inspection, maintenance, modification and overhaul records (in English) required to be maintained during the Term with respect to the Aircraft in accordance with the Lease Agreement.

          "Aircraft" means the Airframe together with the two (2) Engines
           --------
specified in the Initial Lease Supplement as being a part of the Aircraft, whether or not any of such Engines may from time to time be installed on the Airframe or may be installed on any other airframe or any other aircraft.

          "Airframe" means (i) the Boeing model 737-3M8 airframe bearing U.S.
           --------
Registration Number N303FL (except Engines or engines from time to time installed thereon) leased under the Lease by Lessor to Lessee pursuant to the Initial Lease Supplement; and (ii) the landing gear and APU and any and all Parts so long as the same shall be incorporated or installed in or attached to such airframe, or so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from the Airframe.

          "Airworthiness Directive" means any airworthiness directive applicable
           -----------------------
to the use, operation or maintenance of any Airframe or any Engine which may from time to time be issued by the FAA, and all "alert" service bulletins applicable to the use, operation or maintenance of any Airframe or any Engine which may from time to time be issued by the Manufacturers of the Airframe or the Engines.

          "APU" means the auxiliary power unit relating to the Aircraft.
           ---

          "Base Rate" means the rate of interest announced from time to time by
           ---------
The First National Bank of Chicago at its principal office in Chicago, Illinois as its "corporate base rate" (or its equivalent successor rate if the corporate base rate is no longer used).

          "Base Term Commencement Date" has the meaning set forth in Section
           ---------------------------
3(b) of the Lease.

          "Basic Rent" has the meaning set forth in Section 3(b) hereof.
           ----------

          "Business Day" means any day (other than a Saturday or Sunday) on
           ------------
which banking institutions in Chicago, Illinois are authorized or required by law, regulation or executive order to be open for business.

          ""C" Check" means a "C" Check, as such term is defined in the
           ---------
Maintenance Program relating to the Aircraft.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
currently in effect or hereafter amended.

          "Commitment Termination Date" shall mean November 30, 1996, at the
           ---------------------------
Delivery Location.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

          "Cycle" means one take-off and landing of the Aircraft.
           -----

          ""D" Check" means a "D" Check, as such term is defined in the
            --------
Maintenance Program relating to the Aircraft or an equivalent check that meets the requirements of a "7C" Check as defined in the Boeing 737 Maintenance Planning Document (MPD); or such other structural check which shall then be the most significant maintenance check under the MPD.

          "Daily Rate" has the meaning set forth in Section 3(b) of the Lease.
           ----------

          "Default" means any event or condition which, with the giving of
           -------
notice, lapse of time or both, would become an Event of Default.

          "Delivery Date" means the date the Aircraft is leased by Lessor to
           -------------
Lessee and accepted by Lessee under the Lease as evidenced by the Acceptance Certificates.

          "Delivery Location" means Everett, Washington, U.S.A.
           -----------------

          "Delivery Time" has the meaning specified in the definition of Term.
           -------------

          "Dollars" and "U.S. Dollars" and "$" and "U.S. $" each means the
           -------       ------------       -       ------
lawful currency of the United States of America.

          "Engine" means (i) each of the two CFM International, Inc. Model
           ------
CFM56-3B2 engines listed by manufacturer's serial numbers in the Initial Lease Supplement and originally designated as being parts of the Aircraft including all quick engine change kit components normally installed thereon whether or not from time to time thereafter installed on such Airframe or installed on any other airframe or on any other aircraft; (ii) any Acceptable Alternate Engine which may from time to time be substituted for an Engine leased under the Lease; and (iii) any and all Parts incorporated or installed in or attached to any such Engine or any and all Parts removed from such Engine so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such Engine. Except as otherwise set forth in any Operative Document, at such time as an Acceptable Alternate Engine shall be so substituted, the replaced Engine shall cease to be an Engine. The term "Engines" also means, as of any date of determination, all Engines then leased under the Lease.

          "Engine Manufacturer" means CFM International, Inc.
           -------------------

          "Equipment" shall mean the Aircraft, the Airframe, any Engine and/or
           ---------
any Part.

          "Event of Default" has the meaning set forth in Section 14 of the
           ----------------
Lease.

          "Event of Loss" with respect to the Aircraft, the Airframe or any
           -------------
Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; or (iii) (a) the theft or disappearance of such property for a period in excess of 30 consecutive days or, if earlier, beyond the Lease Expiry Date or (b) the confiscation, condemnation or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority, which shall have resulted in the loss of possession of such property by the Lessee or loss of title by Lessor, as the case may be, for a period in excess of 60 consecutive days or, if earlier, beyond the Lease Expiry Date. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

          "Expenses" means any and all liabilities, obligations, losses,
           --------
damages, penalties, claims (including, but not limited to, negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, suits, out-of-pocket costs, expenses and disbursements (including reasonable legal fees and expenses and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Operative Documents).

          "FAA" and "Federal Aviation Administration" means the Federal Aviation
           ---       -------------------------------
Administration of the United States of America and any successor governmental authority.

          "FAR" means the Federal Aviation Regulations of the FAA, or any
           ---
successor provisions thereto.

          "Federal Aviation Act" means Title 49 of the United States Code, as
           --------------------
amended.

          "Hour" means, with respect to the Aircraft, each 60 minute period or
           ----
portion thereof elapsing from the moment at which the wheels of the Aircraft leave the ground on take-off of the Aircraft until the wheels of the Aircraft touch the ground on landing of the Aircraft following each flight of such Aircraft.

          "Indemnified Parties" means each of the Lessor (in its individual
           -------------------
capacity and as trustee), the Owner Participant and any Affiliates, successors, assigns, agents, servants, directors, officers and employees of each of the foregoing and "Indemnified Party" means any of the foregoing.

          "Initial Deposit" has the meaning specified in Section 3(c) of the
           ---------------
Lease.

          "Initial Lease Supplement" means Lease Supplement No. 1, substantially
           ------------------------
in the form of Exhibit A to the Lease, to be entered into between Lessor and Lessee on the Delivery

Date for the purpose of leasing the Aircraft and the Aircraft Documents under and pursuant to the terms of the Lease.

          "Initial Maintenance Visit" has the meaning set forth in Section
           -------------------------
2(c)(vii) of the Lease.

          "Insurances" shall have the meaning specified in Section 11(a) of the
           ----------
Lease.

          "Lease" or "Lease Agreement" or "Agreement" means the Operating Lease
           -----      ---------------      ---------
Agreement dated as of November 1, 1996, between Lessor and Lessee, including all annexes, supplements and exhibits thereto, all as amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

          "Lease Expiry Date" means the last day of the month which is ninety-
           -----------------
six (96) months after the month in which the Base Term Commencement Date occurs.

          "Lease Supplement" means the Initial Lease Supplement and any
           ----------------
subsequent Lease Supplement entered into in accordance with the terms of the Lease.

          "Lessee" means Frontier Air Lines, Inc., a corporation organized and
           ------
existing pursuant to the laws of the State of Colorado and its successors and permitted assigns.

          "Lessee Documents" means the Lease, any Lease Supplement, the
           ----------------
Acceptance Certificate and any other documents executed by Lessee in connection with the transactions contemplated by the Lease.

          "Lessor" means First Security Bank, National Association, not
           ------
individually but solely as Owner Trustee under the Trust Agreement.

          "Lessor Documents" means the Lease, any Lease Supplement, the Trust
           ----------------
Agreement and any other documents executed by the Lessor in connection with the transactions contemplated by the Lease.

          "Lessor Liens" means any Lien or disposition of title arising as a
           ------------
result of (i) claims against Lessor not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of Lessor which is not related to the transactions contemplated by the Operative Documents or constitutes a breach by Lessor of any of the terms of the Operative Documents, or (iii) any Lien that Lessor may grant over the Aircraft.

          "Lien" means any mortgage, pledge, lien, charge, right of detention,
           ----
right of set-off, encumbrance, lease, exercise of rights, or other security interest of any kind whatsoever and howsoever created (including, without limitation, any conditional sale or other title retention agreements) or claim.

          "Maintenance Program" means an FAA-approved maintenance program
           -------------------
adopted by Lessee for the Aircraft derived from the Manufacturer's Planning Document (MPD) encompassing scheduled maintenance (including block maintenance), condition monitored maintenance, and on-condition maintenance of the Airframe, Engines, landing gear, APUs and parts, including, but not limited to, servicing, testing, preventive maintenance, repairs, structural repairs, inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments, and otherwise conforming to the requirements of Section 7(a)(1) of the Lease and reasonably acceptable to the Owner Participant.

          "Maintenance Reserves" has the meaning specified therefor in Section
           --------------------
7(d) of the Lease.

          "Manufacturer" means The Boeing Company, a Delaware corporation.
           ------------

          "Operative Documents" means the Lease, any Lease Supplement, the
           -------------------
Acceptance Certificate, the Trust Agreement and any other documents executed in connection with the transactions contemplated by the Lease.

          "Overdue Rate" means a rate per annum equal to 4% over the Base Rate.
           ------------

          "Owner Participant" means Sanwa Business Credit Corporation, a
           -----------------
Delaware corporation.

          "Owner Trustee" means First Security Bank, National Association, in
           -------------
its capacity as trustee under the Trust Agreement.

          "Parts" means all appliances, parts, instruments, appurtenances,
           -----
accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines); that at any time of determination are incorporated or installed in or attached to the Airframe or any Engine or the title to which remains vested in Lessor in accordance with Section 8 of the Lease. Except as otherwise set forth in any Operative Document, at such time as a replacement part shall be substituted for a Part, the Part so removed shall cease to be a Part hereunder.

          "Permitted Liens" means any Lien of the type described in clauses (i)
           ---------------
through (iv) of Section 6 of the Lease.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Preliminary Inspection" has the meaning ascribed thereto in Section
           ----------------------
2(c) of the Lease.

          "Purchase Agreement" means that certain Aircraft Purchase and Sale
           ------------------
Agreement dated as of November 1, 1996 by and between Lessor and Air Invest.

          "Rent" means, collectively, Basic Rent and Supplemental Rent.
           ----

          "Return Certificate" means, with respect to the Aircraft, the return
           ------------------
certificate for such Aircraft, substantially in the form of Exhibit E-1 to the Lease, signed by the Lessee and Lessor.

          "Return Date" means, with respect to the Aircraft, the date of return
           -----------
of the possession of the Aircraft and the Aircraft Documents and the documents referenced in Section 5(b) of the Lease with respect thereto from Lessee to Lessor at the end of the Term or upon Lessor taking possession thereof pursuant to Section 15 of the Lease, as such date may be adjusted pursuant to the terms of the Operative Documents.

          "Return Location" has the meaning specified therefor in Section 5(a)
           ---------------
of the Lease.

          "Shop Visit" means a shop visit under the Maintenance Program at
           ----------
which, at a minimum, the high pressure turbine was refurbished and such Engine was produced with at least 20 degrees EGT margin.

          "Stipulated Loss Value" means, with respect to the Aircraft, the
           ---------------------
Dollar amount set forth under such term on Exhibit L hereto for the Aircraft.

          "Supplemental Rent" means all amounts, liabilities, Stipulated Loss
           -----------------
Value, Maintenance Reserves and obligations (other than Basic Rent) which Lessee agrees to pay under the Lease or under any other Operative Document to Lessor or others.

          "Taxes" means any and all fees (including, without limitation,
           -----
license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property (tangible and intangible), excise, franchise, capital, doing business and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon (each, individually a "Tax").

          "Term" means, with respect to the Aircraft, the term for the Aircraft
           ----
and the Aircraft Documents are leased hereunder pursuant to Section 3(a) of the Lease beginning on the Delivery Date at the time of delivery of the Aircraft and the Aircraft Documents with respect thereto by Lessor to Lessee (the "Delivery Time"), as set forth in the
                                          -------------
Initial Lease Supplement, and ending on the Lease Expiry Date at the Delivery Time, or such earlier or later date or dates as the Lease may be terminated with respect to the Aircraft in accordance with the terms of the Lease or the other Operative Documents.

          "Transaction" means all the transactions and activities referred to in
           -----------
or contemplated by the Lease.

          "Trust Agreement" means that certain Trust Agreement dated as of
           ---------------
November 1, 1996 between Owner Participant and Owner Trustee.

          "U.S. Air Carrier" means any United States air carrier holding a
           ----------------
carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAR, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

          "U.S. Money Center Bank" shall mean any of the following:  Citibank,
           ----------------------
N.A.; The Chase Manhattan Bank, N.A.; NationsBank, National Association; First NBD Bank of Chicago; Bank of America, N.A. or Wells Fargo Bank, N.A. or such other bank as may be agreed by the parties hereto; provided, however, that, if,
                                                   --------
in Lessor's reasonable discretion, there is a material adverse change in the condition, financial or otherwise, of any of such institutions prior to the Delivery Date, such institution shall no longer constitute a "U.S. Money Center Bank."

                                   EXHIBIT A


                            LEASE SUPPLEMENT NO. __
                            -----------------------


          LEASE SUPPLEMENT No. __ dated __________, between FRONTIER AIRLINES, INC., a Colorado corporation ("Lessee"), and FIRST SECURITY BANK, NATIONAL
                               ------
ASSOCIATION, not individually but solely as Owner Trustee under the Trust Agreement ("Lessor").

          Lessor and Lessee have heretofore entered into that certain Operating Lease Agreement dated as of November 1, 1996 relating to one Boeing Model 737-3M8 airframe (herein called the "Lease" and the defined terms therein being
                                 -----
hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Aircraft, Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

     /1/ The Lease relates to the Aircraft described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

     /2/ The Lease relates to the Aircraft described below, and a counterpart of the Lease, attached and made a part of Lease Supplement No. 1 dated __________, 1996, has been recorded by the Federal Aviation Administration on
_______________, as one document and assigned Conveyance No. _________.

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

          1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing Model 737-3M8 aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

               (i) Airframe: U.S. Registration No. N303FL; manufacturer's serial no. 25039; and

__________________

/1/  This language for the InitialLease Supplement.

/2/  Thislanguage for the other Supplements.

               (ii) Engines: two (2) CFM International, Inc. CFM56-3B2 engines bearing, respectively, manufacturer's serial nos. 724892 and 725897 (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

          2. The Delivery Date of the Lease is the date of this Lease Supplement set forth in the opening paragraph hereof, the Delivery Time is __:__, __.m., (C.S.T.).

          3. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on the Lease Expiry Date.

          4. Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

          5. The discount rate to be used in connection with the Lessor's exercise of its rights under paragraph (c) of Section 15 of the Lease shall be the then Base Rate.

          6. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against The Boeing Company, United Technologies, CFM International, Inc. or any subcontractor or supplier of each of the above.

          8. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

          9. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.


                            *           *          *

          IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.


                                        FRONTIER AIRLINES, INC.,
                                              Lessee



                                        By:________________________________


                                        FIRST SECURITY BANK, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, but solely as Owner Trustee,
                                                     Lessor



                                        By:________________________________

                                                                       EXHIBIT B
                                                          TO THE LEASE AGREEMENT

                       BASIC RENT, STIPULATED LOSS VALUE
                           AND MAINTENANCE RESERVES



BASIC RENT:                                              *

STIPULATED LOSS VALUE:                                   *
MAINTENANCE RESERVES:

     "D" Check Maintenance Reserves:                     * /Hour of
                                                         operation of the
                                                         Airframe
     Engine Maintenance Reserves:                        * /Hour of
                                                         operation of each
                                                         Engine
     Life Limited Parts Maintenance Reserves:            * /Hour of
                                                         operation of each
                                                         Engine
     Landing Gear Maintenance Reserves:                  * /Hour of
                                                         operation of the
                                                         Airframe
DAILY RENT:                                                  *

                                                                     EXHIBIT B-1
                                                          TO THE LEASE AGREEMENT


               OFFICER'S MONTHLY MAINTENANCE RESERVE CERTIFICATE
               -------------------------------------------------

Re:  Operating Lease Agreement dated as of November __, 1996 (the "Lease
                                                                   -----
     Agreement") between FRONTIER AIR LINES, INC., a ________ corporation
     ---------
     ("Lessee"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually
     --------
     but solely as Trustee, with respect to one Boeing model 737-3M8 Aircraft and certain CFM International, Inc. Model CFM56-3B2 Engines.

     The undersigned, a duly authorized officer of the Lessee, hereby certifies in accordance with Section 7(d) of the Lease Agreement, that the number of Hours the Aircraft and Engines identified below were used during the month of ______________, 199_ for purposes of calculating Maintenance Reserves payable on
____________, 199_ are as follows:

                                                      Maintenance
                            Hours      Cycles  Rate   Reserve $
                            -----      ------  ----  -----------
"D" Check Maintenance
  Reserves                  ________   _____   ___   __________
Life Limited Parts
 Maintenance Reserves       ________   _____   ___   __________

Landing Gear Maintenance    ________   _____   ___   __________
 Reserves
Engine Maintenance
  Reserves (MSN _______)    ________   _____   ___   __________
Engine Maintenance
  Reserves (MSN _______)    ________   _____   ___   __________
TOTAL                                                __________

          The undersigned represents that simultaneous with the delivery hereof to Lessor an amount equal to the total amount of Maintenance Reserves as above calculated has been paid to Lessor by wire transfer in accordance with Section 3(d) of the Lease Agreement.

          IN WITNESS WHEREOF, I have affixed hereto my signature this ___ day of _________________, ____.


                                    By:
                                    Name:
                                    Title:

                                                                       EXHIBIT C
                                                              TO LEASE AGREEMENT

                            ACCEPTANCE CERTIFICATE
                            ----------------------

     On this ____ day of _____________________, 1996 (referred to in the below referenced Lease as the "Delivery Date"), FRONTIER AIRLINES, INC. ("Lessee") hereby unconditionally accepts the below-described Aircraft for all purposes under that certain Operating Lease Agreement dated as of November 1, 1996 (the "Lease"), between Lessee and FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually but solely as Owner Trustee. Capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Lease. Lessee hereby acknowledges that it has found the below described Aircraft to comply with all delivery requirements set forth in the Lease and acknowledges unconditional acceptance of the below-described Aircraft.

Airframe:
--------

Manufacturer's Serial Number             __________
U.S. Registration Number                 __________
Total Hours                              __________
Total Cycles                             __________
Hours since last D Check                 __________
Cycles since last D check                __________
Months since last D check                __________
Hours since last C Check                 __________
Cycles since last C check                __________
Months since last C check                __________
Pounds of fuel on board                  __________
Gallons of oil on board                  __________

Engine Serial Nos.:             ____   ____  ____  ____
Total Hours                     ____   ____  ____  ____
Total Cycles                    ____   ____  ____  ____
Hours since last Shop Visit     ____   ____  ____  ____
Cycles since last Shop Visit    ____   ____  ____  ____

                                Right  Left
Landing Gears:                  Main   Main  Nose
--------------
Cycles since last overhaul      ____   ____  ____
Days since last overhaul        ____   ____  ____

Hours since last overhaul       ____   ____  ____

APU:
---
Total Hours                     ____
Total Cycles                    ____

                                     C-1-2

     Attached as Exhibit 1 hereto is a complete and accurate list of the items of loose equipment delivered with the Aircraft.


                                   FRONTIER AIRLINES, INC.,
                                   Lessee


                                   By:______________________

     The above completed information is found acceptable by the undersigned.

                                   FIRST SECURITY BANK, NATIONAL
                                   ASSOCIATION, not individually but solely as Owner Trustee,
                                    Lessor



                                   By:______________________

                                     C-1-3

                                   Exhibit 1
                                   ---------


                                Loose Equipment
                                ---------------

                                  EXHIBIT D-1
                                  -----------

                      AIRCRAFT DOCUMENTS ON DELIVERY DATE
                      -----------------------------------

A.   CERTIFICATES

     -    FAA Certificate of Airworthiness (on board aircraft)

     -    Current Aircraft Registration Certificate (on board aircraft)

B.   AIRCRAFT STATUS SUMMARIES

     - Aircraft record of flight time and cycles (listing of accumulated hours and cycles as of specific dates)

     -    Airworthiness Directive Applicability and Compliance Report

     -    Supplemental Structural Inspection (SSID) Status (if applicable)

     -    Corrosion Prevention and Control Program Task Status

     -    List of Major Repairs and Alterations

     -    List and Status of Life Limited Components

     -    Check/Inspection Status

     -    List and Current Status of Time-Controlled Components

     - Serialized On-Condition/Condition Monitored Components Inventory of Installed Units

C.   AIRCRAFT MAINTENANCE RECORDS

     Airframe inspection, maintenance, modification and repair documents with maintenance and/or inspection signatures (as required) and description of work done.

     -    Last "A", "B" "C" and "D" Checks (or equivalents)
          (In the event that a check is performed in phases, all phases necessary to constitute a complete block check are required. In the event that check content varies by multiples of the check, all multiples necessary to constitute a complete cycle are required).

     - Airworthiness Directive, Service Bulletin and modification compliance documents including engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority

     - Supplemental Structural Inspection (SSID) compliance documents and findings (if applicable)

     - Corrosion Prevention and Control Program compliance documents and findings

     - Documentation of major repairs and alterations including engineering orders, drawings, Supplemental Type Certificates, Master Change Notice, etc., as necessary to define work done, certification basis and approval authority

     -    Aircraft weighing records

D.   AIRCRAFT HISTORY RECORDS

     -    Service Difficulty Reports

     -    Accident or Incident Reports

E.   ENGINE RECORDS (for each engine)

     - Engine Master Record (record of installation and removal and accumulated flight time and cycles)

     -    Airworthiness Directive Applicability and Compliance Report

     -    Manufacturer Service Bulletin Compliance Report

     -    List of Operator Modifications Incorporated, if any

     -    List of Major Repairs and Alterations, if any

     -    List of Current Status of Life Limited Components

     -    Check/Inspection Status

     -    List and Status of Time Controlled Components

     - Serialization On-Condition/Condition Monitored Components Inventory of Installed Units

     -    Repair, overhaul and inspection documents including FAA Forms 337

     - Documents necessary to demonstrate installation and traceability to new for life limited components currently installed

                                     D-1-2

     -    Test Cell Records for last test

F.   APU RECORDS

     - APU Master Record (record of installation and removal and accumulated time and cycles)

     -    Airworthiness Directive Applicability and Compliance Report

     -    Manufacturer Service Bulletin Compliance Report

     -    List of Operator Modifications Incorporated, if any

     -    List and Current Status of Life Limited Components

     -    List and Status of Time Controlled Components

     - Serialized On-Condition/Condition Monitored Components Inventory of Installed Units

     -    Repair, overhaul and inspection documents including FAA Forms 337

G.   COMPONENT RECORDS

     - Time Controlled Component Historical Records with installation and serviceability tags

     - Documents necessary to demonstrate installation and traceability to new for life limited components currently installed

     - Installation records and serviceability tags for Serialized On-condition/Condition Monitored Components (minimum of last twelve months)

H.   MANUALS

     Airplane Delivered Used:

     -    Airplane Flight Manual

     -    Weight and Balance Control and Loading Manual

     -    Maintenance Manual (microfilm)

     -    Wiring Diagram Manual (paper)

                                     D-1-3

     -    Illustrated Parts Catalog (microfilm)

     -    Operator Weight and Balance Manual

     -    Minimum Equipment List

I.   MISCELLANEOUS TECHNICAL DOCUMENTS

     -    Maintenance Program Specifications

     - Interior configuration drawings including FAA approval of such drawings

     -    Boeing Aircraft Readiness Log

     -    Loose Equipment Inventory

     -    FAA Burn Certificates of Aircraft Interiors

     -    FAA Burn and Flotation Certificates for passenger seat cushions

                                     D-1-4

                                  EXHIBIT D-2
                                  -----------

                       AIRCRAFT DOCUMENTS ON RETURN DATE
                       ---------------------------------

A.   CERTIFICATES

     -    FAA Certificate of Airworthiness (on board aircraft)

     -    Current Aircraft Registration Certificate (on board aircraft)

B.   AIRCRAFT STATUS SUMMARIES

     - Aircraft record of flight time and cycles (listing of accumulated hours and cycles as of specific dates)

     -    Airworthiness Directive Applicability and Compliance Report

     -    Supplemental Structural Inspection (SSID) Status (if applicable)

     -    Corrosion Prevention and Control Program Task Status

     -    List of Major Repairs and Alterations

     -    List and Status of Life Limited Components

     -    Check/Inspection Status

     -    List and Current Status of Time-Controlled Components

     - Serialized On-Condition/Condition Monitored Components Inventory of Installed Units

C.   AIRCRAFT MAINTENANCE RECORDS

     Airframe inspection, maintenance, modification and repair documents with maintenance and/or inspection signatures (as required) and description of work done.

     -    Last "A", "B" "C" and "D" Checks (or equivalents)
          (In the event that a check is performed in phases, all phases necessary to constitute a complete block check are required. In the event that check content varies by multiples of the check, all multiples necessary to constitute a complete cycle are required).

     - Airworthiness Directive, Service Bulletin and modification compliance documents including engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority

     - Supplemental Structural Inspection (SSID) compliance documents and findings (if applicable)

     - Corrosion Prevention and Control Program compliance documents and findings

     - Documentation of major repairs and alterations including engineering orders, drawings, Supplemental Type Certificates, Master Change Notice, etc., as necessary to define work done, certification basis and approval authority

     -    Aircraft weighing records

D.   AIRCRAFT HISTORY RECORDS

     -    Service Difficulty Reports

     -    Accident or Incident Reports

E.   ENGINE RECORDS (for each engine)

     - Engine Master Record (record of installation and removal and accumulated flight time and cycles)

     -    Airworthiness Directive Applicability and Compliance Report

     -    Manufacturer Service Bulletin Compliance Report

     -    List of Operator Modifications Incorporated, if any

     -    List of Major Repairs and Alterations, if any

     -    List of Current Status of Life Limited Components

     -    Check/Inspection Status

     -    List and Status of Time Controlled Components

     - Serialization On-Condition/Condition Monitored Components Inventory of Installed Units

     -    Repair, overhaul and inspection documents including FAA Forms 337

     - Documents necessary to demonstrate installation and traceability to new for life limited components currently installed

                                     D-2-2

     -    Test Cell Records for last test

F.   APU RECORDS

     - APU Master Record (record of installation and removal and accumulated time and cycles)

     -    Airworthiness Directive Applicability and Compliance Report

     -    Manufacturer Service Bulletin Compliance Report

     -    List of Operator Modifications Incorporated, if any

     -    List and Current Status of Life Limited Components

     -    List and Status of Time Controlled Components

     - Serialized On-Condition/Condition Monitored Components Inventory of Installed Units

     -    Repair, overhaul and inspection documents including FAA Forms 337

G.   COMPONENT RECORDS

     - Time Controlled Component Historical Records with installation and serviceability tags

     - Documents necessary to demonstrate installation and traceability to new for life limited components currently installed

     - Installation records and serviceability tags for Serialized On-condition/Condition Monitored Components (minimum of last twelve months)

H.   MANUALS

     Airplane Delivered Used:

     -    Airplane Flight Manual

     -    Weight and Balance Control and Loading Manual

     -    Maintenance Manual (microfilm)

     -    Wiring Diagram Manual (paper)

                                     D-2-3

     -    Illustrated Parts Catalog (microfilm)

     -    Operator Weight and Balance Manual

     -    Minimum Equipment List

I.   MISCELLANEOUS TECHNICAL DOCUMENTS

     -    Maintenance Program Specifications

     - Interior configuration drawings including FAA approval of such drawings

     -    Boeing Aircraft Readiness Log

     -    Loose Equipment Inventory

     -    FAA Burn Certificates of Aircraft Interiors

     -    FAA Burn and Flotation Certificates for passenger seat cushions

                                     D-2-4

                                   EXHIBIT E

                               RETURN CONDITIONS
                               -----------------

The Lessee undertakes with the Lessor that the Aircraft at the time of redelivery thereof shall have been maintained and repaired in accordance with this Agreement and the Maintenance Program as if the Aircraft were to be kept in further service by the Lessee, and shall meet the requirements set forth in this Exhibit E.

1.   General Condition
     -----------------

(a) the Aircraft shall be in the same configuration and working order (with all equipment installed therein), and in as good an airworthy condition (or if better, the condition immediately following the Initial Maintenance Visit, as at the Delivery Date thereof, excepting only (subject to the following provisions of this Exhibit E) ordinary wear and tear from normal commercial operation and such replacement parts and substitute parts and equipment as may have been properly installed by the Lessee pursuant to the provisions of this Agreement (including this Exhibit E);

(b) the Aircraft shall be (i) in good operating condition with all the Aircraft equipment, components and systems functioning in accordance with their intended use, (ii) capable of certificated full rated performance without limitation throughout the entire operating envelope as defined by the FAA-approved Aircraft Flight Manual and (iii) capable of entering into immediate revenue service in the United States under FAR Part 121 regulations;

(c)  the Aircraft shall be clean by commercial airlines standards;

(d) the Aircraft shall have accomplished thereon and be in compliance with all outstanding regulations, mandatory orders, directives and instructions affecting the aircraft and issued by the FAA which have a date for compliance prior to or within (one) year after the return date, but so that
     (i) Lessee has obtained from the FAA, or is entitled to, any waivers, deviations, dispensations or extensions from or for having to comply with any such regulations, mandatory orders, directives and instructions, or
     (ii) the Maintenance Program permits the carry over or deferral of maintenance items, performance of which would, but for such carry over or deferral, have otherwise been required hereby, the Lessee shall nevertheless, prior to redelivery of the Aircraft to the Lessor and at the Lessee's cost and sole expense, comply with all such regulations, mandatory orders, directives and instructions covered by such waiver, deviation, dispensation or extension and perform or cause to be performed such maintenance items;

(e) the Aircraft shall have had accomplished thereon all outstanding deferred maintenance items;

(f) if corrosion is detected during the course of scheduled maintenance (as defined in the Maintenance Program) the Lessee shall accomplish the cleaning and treating of all mild and moderate corrosion and correcting of all severe or exfoliated corrosion in accordance with the corrosion treatment and correction criteria set forth in the Maintenance Program;

(g) the Aircraft shall have installed therein all applicable Vendors' and Manufacturer's service bulletin kits theretofore received by the Lessee which are appropriate for the Aircraft and to the extent not installed, such kits shall be furnished free of charge to the Lessor by being loaded on board the Aircraft as cargo;

(h) if requested by Lessor, the Aircraft shall have a valid and current exemption free FAA Certificate of Airworthiness for Export;

(i) the Aircraft shall be fresh from its next or currently due "C" Check, and it shall have an equal or greater amount of time remaining to its next scheduled "D" Check, or its equivalent under a phased or progressive maintenance program, as it had on the Delivery Date. However, in no event shall the Aircraft have less than 3000 Hours remaining until the next scheduled "D" Check (or its equivalent) as determined under the Maintenance Program.]

2.   Fuselage, Windows and Doors
     ---------------------------

(a) the fuselage shall be free of major dents and abrasions, and loose or pulled or missing rivets and all exterior repairs and patches will be permanent repairs installed in accordance with the manufacturer's approved procedures;

(b) the windows shall be free of delamination, blemishes, crazing and shall be properly sealed;

(c) the doors shall be free moving, correctly rigged and be fitted with serviceable seals.

3.   Wings and Empennage
     -------------------

(a)  all leading edges shall be free from damage;

(b)  all control surfaces shall be waxed and polished to industry standards;

(c)  all unpainted cowlings and fairing shall be polished to industry standards;

(d)  wings shall be free of fuel leaks.

4.   Interior
     --------

(a)  all galleys shall be dry, clean, effectively sealed and in good condition;

(b) sealings, sidewalls and bulkhead panels shall be cleaned and free of cracks and stains;

(c) all carpets and seat covers shall be in good condition, clean and shall meet fire resistance regulations of the FAA;

(d) all seats shall be serviceable, in good condition and repainted as necessary;

(e)  all signs and decals shall be clean and legible;

(f) all emergency equipment having a calendar life shall have a minimum of one year or 100% (one hundred percent) of its total approved life whichever is less, remaining.

5.   Cockpit
     -------

(a)  all decals shall be clean, secure and legible;

(b) all fairing panels shall be free of cracks, shall be clean, secure and repainted as necessary;

(c)  floor coverings shall be clean and effectively sealed;

(d) seat covers shall be in good condition, clean and shall conform to fire resistance regulations;

(e)  seats shall be fully serviceable and shall be repainted as necessary.

6.   Cargo Compartments
     ------------------

(a)  all panels shall be in good condition;

(b)  any nets shall be in good condition;

(c)  the cargo system shall be operational.

7.   Landing Gears and Wheel Wells
     -----------------------------

(a)  shall be clean, free of leaks and repaired as necessary;

(b)  all decals shall be clean, secure and legible;

(c) the service life remaining on all tires and brakes shall not be less than 50% (fifty percent);

(d) shall have at least the same number of Hours or Cycles remaining as on the Delivery Date, subject to a minimum of 3000 Hours/Cycles per landing gear.

8.   Fuel Tanks
     ----------

     Fuel tanks shall be free from contamination and corrosion.

9.   Livery
     ------

     The livery, insignia and markings of the Lessee shall have been removed from the Aircraft by industry methods and to industry standard and the Aircraft shall be painted freshly white, to industry standard and acceptable to the Lessor.

10.  Fuel
     ----

     All fuel and oil on board the Aircraft at the time of redelivery to the Lessor shall be the property of the Lessor without charge.

11.  Aircraft Documents
     ------------------

(a) Lessee shall have returned to Lessor, at the time of return, at least one copy of all the applicable Aircraft and Engine historical records, documents, manuals and data, which shall have been updated and maintained by the Lessee up to the date of redelivery and shall be in the English language.

(b) The Lessee shall also provide to the Lessor all records, documents, manuals, authorizations, drawings and data in English which were developed or caused to be developed by the Lessee and/or required by the FAA, which shall have been updated and maintained by the Lessee for the Aircraft up to the date of redelivery. Any records, documents, manuals, authorizations, drawings and data not previously returned shall be returned to the Lessor at the time of redelivery. All documentation, of any type, referred to in the preceding two sentences is herein individually and collectively referred to as the "Aircraft Documents". Any Aircraft Documents not already owned by the Lessor when delivered to the Lessor pursuant to this paragraph, shall thereupon become the property of the Lessor, at no cost to the Lessor. If the Lessor requires copies of any of the Aircraft Documents prior to return to the Lessor in order for the Lessor to plan or accomplish modifications, recertifications, sale, lease or other disposition of or utilization of the Aircraft upon such return, the Lessee shall, immediately upon request by the Lessor, provide advance copies of such Aircraft Documents so requested by the Lessor.

12.  Engine
     ------

(a) Each Engine shall be in serviceable condition, shall have undergone a video boroscope inspection of all accessible stages performed by a representative of Lessor (at the expense of the Lessee), shall be free of any limiting condition and shall pass a power assurance run satisfactory to Lessor.

(b) No engine shall be on engineering watch or on a reduced interval inspection of any nature.

(c) If engine historical records or trend monitoring data indicate a rate of acceleration in performance deterioration or oil consumption, which based on the manufacturer's specifications and/or experience would require maintenance to be performed prior to the next anticipated or scheduled shop visit, Lessee shall correct or cause to be corrected, such conditions as necessary to rectify all Engine performance parameters in accordance with the manufacturer's specifications.

(d) Each Engine shall have the same number of Hours/Cycles remaining until its next scheduled shop visit as it had on the Delivery Date, but in no event shall any Engine have less than 3000 Hours or Cycles (whichever is more limiting) remaining.

13.  APU
     ---

(a) The APU shall be delivered in serviceable condition with at least the same number of Hours and/or Cycles since its last shop visit as it had on the Delivery Date, subject to the Lessee conducting a complete borescope inspection in accordance with the manufacturer's maintenance manual.

14.  Life Limited Parts
     ------------------

(a) Each life limited part shall have at least the same number of hours remaining (subject to a minimum of one year) as they had upon the Aircraft's entry into revenue service by Lessee.

                                                                     EXHIBIT E-1
                                                              TO LEASE AGREEMENT
                              RETURN CERTIFICATE
                              ------------------

     On this ____ day of _____________________, ____ FRONTIER AIRLINES, INC.
("Lessee") hereby returns the below-described Aircraft for all purposes under that certain Operating Lease Agreement dated as of November __, 1996 (the "Lease"), between Lessee and FIRST SECURITY BANK, NATIONAL ASSOCIATION,not
individually but solely as Owner Trustee.   Capitalized terms used herein and
not otherwise defined herein shall have the same meaning as in the Lease. Lessor hereby acknowledges that it has found the below-described Aircraft or Airframe to comply with all return conditions set forth in the Lease and acknowledges return of the below-described Aircraft.

Airframe:
--------

Manufacturer's Serial Number        __________
U.S. Registration Number            __________
Total Hours                         __________
Total Cycles                        __________
Hours since last D Check            __________
Cycles since last D check           __________
Months since last D check           __________
Hours since last C Check            __________
Cycles since last C check           __________
Months since last C check           __________
Pounds of fuel on board             __________
Gallons of oil on board             __________

Engine Serial Nos.:               ____   ____  ____  ____

Total Hours                       ____   ____  ____  ____
Total Cycles                      ____   ____  ____  ____
Hours since last Shop Visit       ____   ____  ____  ____
Cycles since last Shop Visit      ____   ____  ____  ____

                                     E-1-1

                                  Right  Left
Landing Gears:                    Main   Main  Nose
-------------

Cycles since last overhaul
                                  ____   ___   ___
Hours since last overhaul
                                  ____   ___   ___
Days since last overhaul
                                  ____   ___   ___

APU:
---

Total Hours                       ____
Total Cycles                      ____
Operating Hours since overhaul    ____

                                     E-1-2

     Attached as Exhibit 1 hereto is a complete and accurate list of the items of loose equipment returned with the Aircraft.


                                   FRONTIER AIRLINES, INC.,
                                    Lessee


                                   By:______________________________


     The above completed information is found acceptable by the undersigned.

                                   FIRST SECURITY BANK, NATIONAL
                                   ASSOCIATION, not individually but solely as Owner Trustee,
                                    Lessor



                                    By:_____________________________

                                     E-1-3

                                   EXHIBIT F
                                   ---------

                            INSURANCE REQUIREMENTS
                            ----------------------

The Insurances required to be maintained shall be as follows:

(a) HULL ALL RISKS of Loss or Damage with respect to each Aircraft (including contingent hull risk coverage) in an amount not less than the Stipulated Loss Value of the Aircraft or such other amounts as may be reasonably required by Lessor.

(b) WORLDWIDE HULL WAR AND ALLIED PERILS, being such risks excluded from the Hull All Risks Policy (mentioned in (a) above) (such insurance to be in the respective amounts not less than the values required by clause (a) above per occurrence and to cover the perils of (i) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, (ii) strikes, riots, civil commotions or labor disturbances,
          (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional, (iv) any malicious act or act of sabotage, (v) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority, and (vi) hijacking, or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of the insured).

(c) ALL RISKS (INCLUDING WAR AND ALLIED RISKS) property damage and fire and extended coverage insurance on all Engines, Parts and aircraft equipment when not installed on the Aircraft for their full replacement value.

(d) COMPREHENSIVE AIRLINE LIABILITY, AIRCRAFT THIRD PARTY, CONTRACTUAL LIABILITY (as per endorsement), PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than U.S. $350,000,000 for the time being any one occurrence. War and Allied Risks are also to be covered under this Policy to the same extent as set forth above.

(e) All required insurance (as specified in paragraphs (a), (b), (c) and (d) above), shall:-

          (i) name each Additional Insured as additional assureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

          (ii) in the case of the insurance required by paragraphs (a), (b) and (c), provide that any loss shall be settled with the Lessee and shall for amounts in excess of $100,000 be payable in Dollars to the Lessor as Loss Payee;

          (iii) include a Severability of Interest Clause which provides that the insurance shall operate to give each assured the same protection as if there were a separate policy issued to each assured;

          (iv) contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers shall not be affected by any other insurance of which any Additional Insured or Lessee have the benefit so as to reduce the amount payable to the Additional Insureds under such policies;

          (v)       contain a 50/50% clause per AVS 103 or its equivalent;

          (vi) shall provide that in respect of the respective interests of each Additional Insured in such policies the insurance shall not be invalidated or impaired by any action or inaction of Lessee or any other Person and shall insure the respective interests of each Additional Insured, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee or by any other Person;

          (vii) be in accordance with normal industry practice of organizations operating similar aircraft in similar circumstances;

          (viii)    provide coverage denominated in Dollars;

          (ix) acknowledge the insurer is aware of the Lease and that the Aircraft is owned by Lessor;

          (x) provide that the insurers shall hold harmless and waive any rights of recourse and/or subrogation against each Additional Insured;

          (xi) provide that an Additional Insured shall have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of an Additional Insured;

          (xii) provide that the Insurances shall continue unaltered for the benefit of each Additional Insured for at least thirty (30) days after written notice by registered mail or telex of any cancellation, changes, event of non-payment of premium or installment thereof shall have been sent to Lessor, except in the case of war risks for which seven (7) days will be given, or in the case of war between the five great powers or nuclear peril for which termination is automatic;

          (xiii) accept and insure the indemnity provisions of the Lease (Section 16(c)) to the extent of the risks covered by the policies; and

          (xiv) contain an initial term of at least twelve (12) months and it (or any replacement policy) shall at all times have a remaining term of at least one (1) month in regard to all required insurance.

                                   EXHIBIT G
                                   ---------

                            Reporting Requirements
                            ----------------------

     Lessee will furnish to Lessor during the Term:

               (1)  Quarterly Statements - As soon as practicable after the end
                    --------------------
     of the first, second and third quarterly fiscal periods in each fiscal year of Lessee, and in any event within 45 days thereafter, duplicate copies of:

                    (x) a consolidated balance sheet of the Lessee as at the end of such quarter setting forth in comparative form the amount for the end of the corresponding period of the preceding fiscal year,

                    (y) consolidated statements of income and retained earnings of Lessee for such quarterly period and

                    (z) consolidated statements of cash flow of Lessee for the portion of the fiscal year ending with said quarter;

     in each case prepared in accordance with generally accepted accounting principles consistently applied and certified by the Chief Financial Officer of Lessee as having been prepared in accordance with generally accepted accounting principles consistently applied; and

              (2)   Annual Statements - As soon as practicable after the end of
                    -----------------
     each fiscal year of Lessee, and in any event within 90 days thereafter, duplicate copies of:

                    (x) a consolidated balance sheet of Lessee as at the end of such year, and

                    (y) consolidated statements of income and retained earnings and of cash flow of Lessee for such year,

     prepared in accordance with generally accepted accounting principles setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by an auditor's report of a firm of independent certified public accountants of recognized national standing reasonably satisfactory to Lessor stating that such balance sheet and consolidated statements have been prepared in accordance with generally accepted accounting principles consistently applied; and

               (3)  Notice of Default or Claimed Default - Immediately upon an
                    ------------------------------------
     officer of Lessee becoming aware of the existence of a Default or an Event of Default, a written notice specifying the nature of the Default or Event of Default and what action Lessee is taking or proposes to take with respect thereto;

               (4)  No Default Certificate.  Concurrently with the delivery of
                    ----------------------
     the financial statements referred to in clauses (1) and (2) above, Lessee will deliver to Lessor a certificate of Lessee, signed by the President, a Vice President, the Chief Financial Officer or the principal accounting officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of each of the Lessee Documents and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default; and

               (5)  Quarterly Operating Report.  Not more than sixty (60) days
                    --------------------------
     after the end of each fiscal quarter of the Lessee, a report of Lessee's operations during the preceding fiscal quarter, which report shall include
     (a) on a fleetwide basis, revenue passenger miles, available seat miles, load factor, average yield, cost per ASM, fuel gallons consumed and average price paid per gallon of fuel and (b) for the Aircraft only, a detailed description of maintenance activities performed on the Aircraft.

                                   EXHIBIT H

                                   DELIVERY
                                   --------

At the time of delivery of the Aircraft to Lessee, the Aircraft, Engines, Aircraft Documents and all Parts shall comply with the following:

1.   General Condition
     -----------------

(a) the Aircraft shall be in good operating condition with all the Aircraft equipment, components and systems functioning in accordance with their intended use;

(b)  the Aircraft shall be clean by commercial airlines standards;

(c) the Aircraft shall have accomplished thereon and be in compliance with all outstanding regulations, mandatory orders, directives and instructions affecting the aircraft and issued by the FAA which have a date for compliance prior to or within (one) year after the Delivery date, but so that (i) Air Invest has obtained from the FAA, or is entitled to, any waivers, deviations, dispensations or extensions from or for having to comply with any such regulations, mandatory orders, directives and instructions, or (ii) the Air Invest Maintenance Program permits the carry over or deferral of maintenance items, performance of which would, but for such carry over or deferral, have otherwise been required hereby, the Lessor shall nevertheless, prior to delivery of the Aircraft to the Lessee, use its best efforts to cause the then current operator of the Aircraft to comply with all such regulations, mandatory orders, directives and instructions covered by such waiver, deviation, dispensation or extension and perform or cause to be performed such maintenance items;

(d) the Aircraft shall have had accomplished thereon all outstanding deferred maintenance items;

(e) the Aircraft shall have installed therein all applicable Vendors' and Manufacturer's service bulletin kits theretofore received by the Lessee which are appropriate for the Aircraft and to the extent not installed, such kits shall be furnished free of charge to the Lessor by being loaded on board the Aircraft as cargo;

2.   Fuselage, Windows and Doors
     ---------------------------

(a) the fuselage shall be free of major dents and abrasions, and loose or pulled or missing rivets and all exterior repairs and patches will be permanent repairs installed in accordance with the manufacturer's approved procedures;

(b) the windows shall be free of delamination, blemishes, crazing and shall be properly sealed;

(c) the doors shall be free moving, correctly rigged and be fitted with serviceable seals.

3.   Wings and Empennage
     -------------------

(a)  all leading edges shall be free from damage;

(b)  all control surfaces shall be waxed and polished to industry standards;

(c)  all unpainted cowlings and fairing shall be polished to industry standards;

(d)  wings shall be free of fuel leaks.

4.   Interior
     --------

(a)  all galleys shall be dry, clean, effectively sealed and in good condition;

(b) sealings, sidewalls and bulkhead panels shall be cleaned and free of cracks and stains;

(c) all carpets and seat covers shall be in good condition, clean and shall meet fire resistance regulations of the FAA;

(d) all seats shall be serviceable, in good condition and repainted as necessary;

(e)  all signs and decals shall be clean and legible;

(f) all emergency equipment having a calendar life shall have a minimum of one year or 100% (one hundred percent) of its total approved life whichever is less, remaining.

5.   Cockpit
     -------

(a)  all decals shall be clean, secure and legible;

(b) all fairing panels shall be free of cracks, shall be clean, secure and repainted as necessary;

(c)  floor coverings shall be clean and effectively sealed;

(d) seat covers shall be in good condition, clean and shall conform to fire resistance regulations;

(e)  seats shall be fully serviceable and shall be repainted as necessary.

6.   Cargo Compartments
     ------------------

(a)  all panels shall be in good condition;

(b)  any nets shall be in good condition;

(c)  the cargo system shall be operational.

7.   Landing Gears and Wheel Wells
     -----------------------------

(a)  shall be clean, free of leaks and repaired as necessary;

(b)  all decals shall be clean, secure and legible;

(c) the service life remaining on all tires and brakes shall not be less than 50% (fifty percent);

8.   Fuel Tanks
     ----------

     Fuel tanks shall be free from contamination and corrosion.

9.   Fuel
     ----

     All fuel and oil on board the Aircraft at the time of redelivery to the Lessor shall be the property of the Lessor without charge.

10.  Aircraft Documents
     ------------------

(a) Lessor shall have provided to Lessee, at the time of delivery, at least one copy of all the applicable Aircraft and Engine historical records, documents, manuals and data, which shall have been updated and maintained by Air Invest up to the date of delivery and shall be in the English language.

(b) Lessor shall also provide to Lessee all records, documents, manuals, authorizations, drawings and data in English which were developed or caused to be developed by Air Invest and/or required by the FAA, which shall have been updated and maintained by Air Invest for the Aircraft up to the date of delivery.

                                   EXHIBIT I

                        DEMONSTRATION FLIGHT PROCEDURES


   [List to be consistent with demonstration flight procedures on delivery.]

                                   EXHIBIT J

                           FORM OF LETTER OF CREDIT


FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT J TO THE OPERATING LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE OPERATING LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.